UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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NuVasive, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 12, 2015

This year’s Annual Meeting of Stockholders of NuVasive, Inc. (the “Company” or “NuVasive”) will be held on June 12, 2015, at 8:00 AM local time at the Company’s corporate headquarters located at 7475 Lusk Boulevard, San Diego, California 92121 for the following purposes, each as more fully described in the accompanying Proxy Statement:

1.           to elect three “Class II” Directors to hold office until the Company’s 2018 Annual Meeting of Stockholders and until their successors are elected and qualified;

2.           to approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2014;

3.           to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and

4.           to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 24, 2015 will be entitled to notice of, and to vote at, the Company’s Annual Meeting any adjournments or postponements thereof. Such stockholders are cordially invited to attend the Company’s Annual Meeting.

Whether or not you plan to attend the meeting and regardless of the number of shares of Company stock you own, your careful consideration of, and vote on, the matters before our stockholders are important and we encourage you to vote promptly. After reading the accompanying Proxy Statement, please make sure to vote your shares: (i) by promptly voting electronically or telephonically as described in the in the accompanying Proxy Statement; (ii) if you received a paper copy of the proxy card, by completing, dating, signing and returning your proxy card; or (iii) by attending the Company’s Annual Meeting in person. Instructions regarding all three methods of voting are provided on the proxy card. If you hold shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from such firm, bank or other nominee to vote your shares. Your vote is very important to us. I urge you to vote “FOR” the Board of Directors’ three Director nominees and “FOR” all other proposals.

I look forward to seeing you at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Gregory T. Lucier

Chairman of the Board and Interim Chief Executive Officer

San Diego, California

April 30, 2015

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE NUVASIVE, INC. ANNUAL MEETING OF STOCKHOLDERS IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS (THE “NOTICE”) YOU RECEIVED IN THE MAIL, THE QUESTION “HOW DO I VOTE?”, OR, IF YOU REQUESTED PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.

NuVasive, Inc.

7475 Lusk Boulevard

San Diego, CA 92121

(858) 909-1800

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2015

The accompanying proxy is being solicited by the Board of Directors (the “Board”) of NuVasive, Inc. (the “Company”, “NuVasive”, “we”, “our” or “us”) and contains information related to the Company’s Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 8:00 AM local time at the Company’s corporate headquarters located at 7475 Lusk Boulevard, San Diego, California 92121, or any adjournments or postponements thereof, for the purposes described in the accompanying Notice of Annual Meeting. The Board has made these proxy materials available to you on the internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies by the Board for use at the Annual Meeting. This Proxy Statement was filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 30, 2015, which is also the approximate date on which this Proxy Statement and the accompanying proxy were first sent or made available to stockholders.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

The Annual Meeting

Date and Time	June 12, 2015 at 8:00 AM (local time)
Place	The Company’s corporate headquarters located at 7475 Lusk Boulevard, San Diego, California 92121
Record Date	April 24, 2015 (the “Record Date”)
Voting	Stockholders as of the Record Date are entitled to vote. Each share of common stock of the Company is entitled to one vote for each Director nominee and one vote for each of the other proposals to be voted on.

i

Admission

You will need government-issued identification showing your name and photograph (i.e., a driver’s license or passport), and, if an institutional investor, professional evidence showing your representative capacity for such entity, in each case to be verified against our stockholder list as of the Record Date. In addition, if your shares are held in the name of a bank, broker or other financial institution, you will need a valid proxy from such entity or a recent brokerage statement or letter from such entity reflecting your stock ownership as of the Record Date.

Voting Matters		Board Vote Recommendation	Location of Voting Recommendation
1	Election of three Director nominees for election as “Class II” Directors	FOR EACH DIRECTOR NOMINEE	Page 2
2	Approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2014	FOR	Page 38
3	Ratification of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for 2015	FOR	Page 51

LIMITED PROXY STATEMENT OVERVIEW

SECTION	PAGE #
PROPOSAL 2 – APPROVE A NON-BINDING ADVISORY RESOLUTION REGARDING THE 2014 COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	38

Executive Compensation

-  2014 Summary Compensation Table

-  Grant of Plan-Based Awards

-  Outstanding Equity Awards at December 31, 2014

-  2014 Option Exercises

-  Potential Payments Upon Termination or Change in Control

-  Director Compensation

-  Director Summary Compensation Table

39 – 48
Report of the Audit Committee	49 – 50
PROPOSAL 3 – RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	51
Additional Information	52 – 54
Appendix 1 – Reconciliation of non-GAAP Operating Margin / Reconciliation of Fiscal Year 2014 Results	55 – 56

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	What is the purpose of the Annual Meeting?

You will be voting on each of the following items of business: (i) the election of three “Class II” Directors for terms expiring in 2018; (ii) advisory approval of the compensation of the Company’s named executive officers (the “Named Executive Officers” or “NEOs”) for the fiscal year ended December 31, 2014; (iii) the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and (iv) any other business that may properly come before the Annual Meeting.

2.	Who is soliciting the proxies?

The Board is soliciting the proxies for the Annual Meeting.

3.	Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for fiscal year 2014 (the “2014 Annual Report”), to our stockholders by providing access to such documents on the internet instead of mailing printed copies. The 2014 Annual Report is not incorporated into this Proxy Statement and shall not be considered a part of this Proxy Statement or soliciting materials. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice (which was mailed to most of our stockholders) will instruct you as to how you may access and review all of the proxy materials on the internet as well as how you may submit your proxy on the internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

4.	How do I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting on the internet; and

•	instruct us to send our future proxy materials to you electronically by e-mail.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

5.	Who is entitled to vote?

Only holders of record of outstanding shares of the Company’s common stock at the close of business on the Record Date, April 24, 2015, are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 48,356,489 shares of our common stock outstanding. Each share of common stock is entitled to one vote.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available both (i) at the Annual Meeting and for 10 days prior to the Annual Meeting, Monday through Friday between the hours of 9:00 AM and 4:00 PM local time at our corporate headquarters located at 7475 Lusk Boulevard, San Diego, CA 92121. If, on the Record Date, April 24, 2015, your shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company N.A., then you are a “stockholder of record.” As a stockholder of record, you may vote in person at the Annual Meeting (subject to the satisfying the admission criteria) or vote by proxy for the matters before our stockholders as described in this Proxy Statement. Whether or not you plan to attend the Annual Meeting, we urge you to vote by internet or telephone or, if you received a proxy card by mail, to promptly fill out and return the proxy card to ensure your vote is counted.

6.	What does it mean to beneficially own shares in “street name”?

If, on April 24, 2014, your shares were held in an account at a broker, bank, trust, or other agent (we will refer to those organizations collectively as “broker”), then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account and you are invited to attend the Annual Meeting; however, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting for the matters before our stockholders as described in this Proxy Statement unless you request and obtain a valid legal proxy from your broker giving you the right to vote the shares at the meeting.

If you hold your shares in “street name” and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. The ratification of the appointment of the Company’s independent registered public accounting firm is a matter considered routine under applicable rules. Non-routine matters include the election of Directors and the advisory vote on the compensation of our Named Executive Officers.

7.	How do I vote?

If you are a stockholder with shares registered in your name, you may vote for the matters before our stockholders as described in this Proxy Statement by one of the following three methods:

•

Vote via the Internet.  Go to the web address www.proxypush.com/nuva and follow the instructions for internet voting as shown on the proxy card mailed to you. If you vote via the internet, you should be aware that there may be incidental costs associated with electronic access, such as your usage charges from your internet access providers and telephone companies, for which you will be responsible.

•	Vote by Telephone. Dial 1-866-217-7017 and follow the instructions for telephone voting shown on the proxy card mailed to you.

•

Vote by Proxy Card Mailed to You.  If you do not wish to vote via the internet or by telephone, please complete, sign, date and mail the proxy card in the envelope provided. If you vote via the internet or by telephone, please do not mail your proxy card.

The internet and telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares for the matters before our stockholders as described in this Proxy Statement and confirm that your voting instructions have been properly recorded.

If your shares are held by a broker (typically referred to as being held in “street name”), you will receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker, bank or other stockholder of record to determine whether you will be able to vote electronically via the internet or by telephone. Your broker may vote your shares on the proposal to ratify our independent auditors, but will not be permitted to vote your shares with respect to the other proposals before our stockholders as described in this Proxy Statement unless you provide instructions to your broker as to how to vote your shares for such other proposals.

v

Once you have given your proxy vote for the matters before our stockholders as described in this Proxy Statement, you may revoke it at any time prior to the time it is voted, by delivering to the Secretary of the Company at the Company’s principal offices either a written document revoking the proxy or a duly executed proxy with a later date, or by attending the Annual Meeting and voting in person. Merely attending the Annual Meeting will not, by itself, revoke a proxy. Please note, however, that your shares are held of record by a broker, bank or other nominee, and, if you wish to vote at the Annual Meeting, you must obtain and bring to the Annual Meeting a proxy card issued in your name from the broker, bank or other nominee. Otherwise, you will not be permitted to vote at the Annual Meeting.

Votes submitted via the internet or by telephone for the matters before our stockholders as described in this Proxy Statement must be received by 5:00 PM Eastern Time on June 11, 2015.

8.	Can I change my vote after I submit my proxy?

Yes. If you are a stockholder of record, you may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 7475 Lusk Boulevard, San Diego, CA 92121, or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless you actually vote in person at the Annual Meeting. For shares you beneficially hold in street name, you may change your vote by submitting new voting instructions to your broker or other nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

9.	How are the votes counted?

The Company’s Restated Bylaws (the “Bylaws”) provide that a majority of all the outstanding shares of stock entitled to vote - whether present in person or represented by proxy - constitutes a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions, and “broker non-votes” will be counted for purposes of determining the presence or absence of a quorum.

A “broker non-vote” occurs when your broker submits a proxy card for your shares of common stock of the Company held in street name, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions.

In the election of Directors and for each other item, you may vote “FOR”, “AGAINST”, or “ABSTAIN”. A vote of “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the Board (i.e., “FOR” the Board’s three nominees to the Board; “FOR” the approval, on an advisory basis, of the 2014 compensation of the Company’s Named Executive Officers; and “FOR” the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015), unless you submit your proxy card through a broker and your broker does not indicate a vote on a particular matter because your broker has not received voting instructions from you (See Question 6 above). If the Company receives a proxy card with a broker non-vote, your proxy will be voted “FOR” the ratification of the appointment of Ernst & Young and it will not be included as a vote with respect to the election of Directors and the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers.

10.	What vote is needed to approve each of the proposals?

Under the Bylaws, at any meeting of stockholders for the election of Directors at which a quorum is present, each Director shall be elected by the vote of a majority of the votes cast with respect to the Director; provided, that in the event of a contested election, Directors shall be elected by a plurality of votes cast by the stockholders entitled to vote at the election. All other matters shall be determined by a majority of the votes cast, unless otherwise required by applicable law, rule or regulation or the Company’s charter documents. The specific vote required for the election of Directors and for the approval of each of the other proposals is set forth under each proposal.

11.	Is cumulative voting permitted for the election of Directors?

No. You may not cumulate your votes for the election of Directors.

12.	How do I attend the Annual Meeting?

Admission to the Annual Meeting is limited to NuVasive stockholders and a member of each attending stockholder’s immediate family or their named representatives. For stockholders of record, upon your arrival at the meeting location, you will need to present identification to be admitted to the meeting. If you are a stockholder who is an individual, you will need to present government-issued identification showing your name and photograph (i.e., a driver’s license or passport), or, if you are representing an institutional investor, you will need to present government-issued photo identification and professional evidence showing your representative capacity for such entity. In each case, we will verify such documentation with our Record Date stockholder list. We reserve the right to limit the number of immediate family members or representatives who may attend the meeting. For stockholders holding shares in street name, in addition to providing identification as outlined for record holders above, you will need a valid proxy from your broker or a recent brokerage statement or letter from your broker reflecting your stock ownership as of the Record Date. Cameras and electronic recording devices are not permitted at the Annual Meeting.

13.	How does the Board recommend that I vote?

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE BOARD’s THREE PROPOSED NOMINEES NAMED HEREIN FOR ELECTION TO THE BOARD OF DIRECTORS, “FOR” THE APPROVAL – ON AN ADVISORY BASIS – OF THE 2014 COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AND “FOR” THE RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF ERNST & YOUNG LLP.

14.	Who pays the costs of the proxy solicitation?

The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, Directors and shareowners of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders. The Company has retained Morrow & Co., LLC, (with offices at 470 West Ave., Stamford, CT 06902) to assist in the solicitation of proxies in connection with the Annual Meeting. The Company will pay such firm customary fees, expected to be no more than $10,000, plus expenses.

15.	Could other matters be decided in the Annual Meeting?

As of the date of this Proxy Statement, the Company is not aware of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named by the Board as proxy holders - Quentin S. Blackford (Executive Vice President and Chief Financial Officer), Jason M. Hannon (Executive Vice President, Corporate Development and General Counsel), and Carol A. Cox (Executive Vice President, Corporate Affairs and Human Resources) - will have the discretionary authority to vote the shares represented by the proxy card on those matters. If, for any reason, any of the nominees are not available as a candidate for Director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

16.	Is it possible that the Annual Meeting may be postponed?

The meeting may be adjourned or postponed, if needed, as provided by the Bylaws and pursuant to Delaware law. Unless a new record date is fixed, your proxy will still be valid and may be voted at any adjourned or postponed meeting. You will still be able to change or revoke your proxy until it is voted at the reconvened or rescheduled meeting.

17.	Where can I find the voting results of the Annual Meeting?

We intend to announce the final voting results at the Annual Meeting and publish the final results in a Current Report on Form 8-K within four business days of the Annual Meeting, unless final results are unavailable in which case we will publish the preliminary results in such Current Report on Form 8-K. If final results are not filed with our Current Report on Form 8-K to be filed within four business days of the Annual Meeting, the final results will be published in an amendment to our Current Report on Form 8-K within four business days after the final voting results are known.

18.	How do I make a stockholder proposal or nominate an individual to serve as a Director for the fiscal year 2015 annual meeting of stockholders occurring in 2016?

The Bylaws state the procedures for a stockholder to bring a stockholder proposal or nominate an individual to serve as a Director of the Board. The Bylaws provide that advance notice of a stockholder’s proposal or nomination of an individual to serve as a Director must be delivered to the Secretary of the Company at the Company’s principal executive offices not earlier than the 120th day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., February 13, 2016), nor later than the close of business on the 90th day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., March 14, 2016). However, the Bylaws also provide that, in the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than 30 days from the previous year’s annual meeting as specified in the Company’s notice of meeting, this advance notice must be given not earlier than the 120th day, nor later than the close of business on the later of the 90th day, prior to the date of such annual meeting, or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company.

In addition to meeting the advance notice provisions mentioned above, the stockholder in its notice must provide the information required by our Bylaws to bring a stockholder proposal or nominate an individual to serve as a Director of the Board.

A copy of the full text of the provisions of the Bylaws dealing with stockholder nominations and proposals is available to stockholders from the Secretary of the Company upon written request.

Under SEC rules, stockholders who wish to submit proposals for inclusion in the proxy statement for the annual meeting of stockholders to be held in 2016 must submit such proposals so as to be received by the Company at 7475 Lusk Boulevard, San Diego, CA 92121, on or before January 1, 2016; provided, however, that in the event that the Company holds the annual meeting of stockholders to be held in 2016 more than 30 days before or after the one year anniversary date of the Annual Meeting, the Company will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q, or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JUNE 12, 2015

This Proxy Statement and the Company’s 2014 Annual Report on Form 10-K are both available at www.proxydocs.com/nuva.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, three “Class II” Directors (Peter C. Farrell, Ph.D., AM, Lesley H. Howe and Eileen M. More, CFA) are at the end of their previously-approved terms. Ms. More will not be standing for re-election and is retiring as a Director immediately following the Annual Meeting (in no way due to any disagreement with the Company or constituting a removal “for cause”). From the time of the Annual Meeting and with such retirement and term completions, the Company will have three “Class II” Director seats open. The Board has unanimously nominated each of Messrs. Farrell and Howe and Vickie L. Capps for election to the Board as “Class II” Directors to fill such seats and to hold office until the Company’s 2018 Annual Meeting of Stockholders and until their successors are elected and qualified.

Each of Messrs. Farrell and Howe and Ms. Capps has indicated that they are willing and able to serve as a Director. If any of the Board’s nominees declines to serve or becomes unavailable for any reason, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating Committee may seek out potential candidates who meet the criteria for selection as a Board nominee and have the specific qualities or skills being sought, and one or more of such candidates may be appointed as Directors as appropriate and in accordance with the Company’s organizational documents.

The three nominees for election as “Class II” Directors will be elected by the vote of a majority of the votes cast with respect to each such Director. If the number of votes “FOR” any of Messrs. Farrell or Howe or Ms. Capps does not exceed 50% of the total number of votes cast with respect to such nominee’s election (from the holders of votes of shares either present in person or represented by proxy and entitled to vote), such nominee will not be elected as a Director. Abstentions and broker non-votes will not be counted as votes cast and, therefore, have no effect on the election of Directors. Stockholders do not have cumulative voting rights in the election of Directors.

NOMINEES

Pursuant to duly authorized action under our Bylaws, the authorized number of members of the Board has been set at eight. The Board currently has seven directors and one vacancy which is expected to remain open after the Annual Meeting. With regard to such vacancy, the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) may seek out potential candidates who meet the criteria for selection as a Board nominee and have the specific qualities or skills being sought, and one or more of such candidates may be appointed as Directors as appropriate and in accordance with the Company’s organizational documents. The following individuals have been nominated for election to the Board or to continue to serve on the Board after the Annual Meeting (as respectively noted):

Vickie L. Capps

The Board has nominated Ms. Capps for election to the Board after the Annual Meeting. From July 2002 to December 2013, Ms. Capps served as the Chief Financial Officer of DJO Global, Inc. Prior to joining DJO Global, Ms. Capps served as the Chief Financial Officer of several other public and private companies. Earlier in her career, she served as a senior audit and accounting professional at Ernst & Young LLP. Ms. Capps is a member of the Senior Advisory Board of Consonance Capital Partners, a healthcare investment firm, and serves on the board of its portfolio company, Enclara Pharmacia. Ms. Capps also serves on the board of directors and as chair of the Audit Committees of RF Surgical Systems, Inc., Otonomy, Inc. and Connecture Inc. She previously served on the board of directors of SenoRx, Inc. prior to its acquisition by C.R. Bard, Inc. in July 2010. In addition, Ms. Capps serves on the board of directors of the San Diego State University Research Foundation. Ms. Capps is a California Certified Public Accountant and was recognized as CFO of the Year by the San Diego Business Journal in 2009 and 2010. Ms. Capps earned a bachelor’s degree in business administration/accounting from San Diego State University. Ms. Capps’ extensive financial expertise and executive leadership experience as a former chief financial officer will provide valuable financial and accounting experience to our Board.

Peter C. Farrell, Ph.D., AM

Peter C. Farrell, Ph.D., AM, has served as a member of our Board since January 2005. Dr. Farrell is founding Chairman of ResMed, Inc. a leading developer and manufacturer of medical equipment for the diagnosis and treatment of sleep-disordered breathing, and has been a director and chairman of the board since its inception in June 1989. He served as Chief Executive Officer of ResMed from 1990 to 2007 and again from February 2011 until March 2013. From March 2013 through December 2013, Dr. Farrell served as executive chairman of ResMed, and, in January 2014, he became non-executive chairman. Dr. Farrell also serves on the board of directors of Mikroscan Technologies, Inc. In addition, Dr. Farrell is a member of the National Academy of Engineering. Dr. Farrell holds bachelor’s and master’s degrees in chemical engineering from the University of Sydney and the Massachusetts Institute of Technology, a Ph.D. in bioengineering from the University of Washington, Seattle and a Doctor of Science from the University of New South Wales for research related to dialysis and renal medicine. Dr. Farrell’s broad management experience and responsibilities, through his experience as a founding executive of ResMed, Inc., provide relevant experience to our Board in a number of strategic and operational areas.

Lesley H. Howe

Lesley H. Howe has served as a member of our Board since February 2004. Mr. Howe has over 40 years of experience in accounting, finance and business management within a variety of industries. Mr. Howe had a 30-year career with KPMG Peat Marwick LLP, an international accounting and auditing firm, in which he was an audit partner for 23 years and an area managing partner/managing partner of the Los Angeles office of KPMG for three years. Mr. Howe currently serves on the board of directors of Jamba, Inc., the leading retailer of quality blended fruit beverages. He previously served on the board and was chair of the Audit Committee of DJ Orthopedics Inc. from 2002 through 2008 and served on the board of directors of Volcano Corporation until the completion of its acquisition by Royal Philips on February 17, 2015. Mr. Howe received a B.S. in business administration from the University of Arkansas. Mr. Howe’s extensive public accounting, financial and executive management background provide valuable financial and accounting experience and expertise to our Board.

THEREFORE, THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF

VICKIE L. CAPPS, PETER C. FARRELL, PH.D., AM, AND LESLEY H. HOWE AS A “CLASS II” DIRECTOR.

GOVERNANCE

BOARD OF DIRECTORS

The name, age and certain other information of each member of the Board, as of April 24, 2015 (the Record Date for our Annual Meeting), is set forth below.

		Committee Memberships
Name	Age	Audit	Compensation	Nominating & Corporate Governance	Term Expires on Annual Meeting held in the Year	Director Class
Gregory T. Lucier	50				2017	I
Jack R. Blair	72		C		2016	III
Peter C. Farrell, Ph.D., AM	72			C	2015	II
Lesley H. Howe	70	C	X		2015	II
Peter M. Leddy, Ph.D.	51		X		2016	III
Eileen M. More, CFA*	68	X		X	2015	II
Leslie V. Norwalk, Esq.	49	X		X	2017	I

            C = Chair                      X = Member           * = retiring immediately following our Annual Meeting

This listing of our Directors is reflective of certain key leadership changes in 2015 as described in more detail on page 17.

CONTINUING DIRECTORS

Gregory T. Lucier

Gregory T. Lucier has served as our Chairman of the Board and Interim Chief Executive Officer since March 2015, and as a member of our Board since December 2013. Mr. Lucier has over 25 years of executive management experience and served as Chairman of the Board and Chief Executive Officer of Life Technologies Corporation, a global biotechnology company, from May 2003 until their acquisition by Thermo Fisher Scientific Inc. in February 2014. Prior to joining Life Technologies, Mr. Lucier served as Chief Executive Officer and President at GE Medical Systems Information Technologies, Vice President for Global Services at GE Medical Systems and served as a corporate officer of the General Electric Corporation. He currently serves on the board of RainTree Oncology Services, is board chairman for Sanford-Burnham Medical Research Institute, and previously served on the Board of CareFusion Corporation until the completion of its acquisition by Becton Dickinson on March 17, 2015. Mr. Lucier received a Bachelor of Science Degree with high distinction in Industrial Engineering from Pennsylvania State University and a Master of Business Administration degree from Harvard Graduate School of Business Administration. Mr. Lucier’s executive experience in the biotechnology industry provides strategic and practical knowledge to our Board related to strategy, finance, regulatory, clinical research and other operational areas in our industry.

Jack R. Blair

Jack R. Blair has served as a member of our Board since August 2001. During his 18-year career with Smith & Nephew plc ending in 1998, Mr. Blair served in various capacities with Smith & Nephew plc and Richards Medical Company, which was acquired by Smith & Nephew in 1986, most recently as group president of its North and South America and Japan operations. He held the position of President of Richards Medical Company. Until November 2007, when the company was sold, Mr. Blair served as chairman of the board of directors of DJO Global, Inc., an orthopaedic medical device company. Mr. Blair holds a B.A. in Government from Miami University and an M.B.A. from the University of California, Los Angeles. Mr. Blair’s service with prior companies has provided him with valuable international and operational experience, and together with his extensive knowledge of the medical device industry, he brings extensive management and board of director experience to our Board.

Peter M. Leddy, Ph.D.

Peter M. Leddy, Ph.D., has served as a member of our Board since July 2011. Dr. Leddy has extensive knowledge and experience in human resources management with over 15 years in senior management positions. Dr. Leddy has served as Chief Human Resources Officer for the Taylor Made Golf Company since October 2014. From July 2005 to February 2014, Dr. Leddy served as Chief Human Resources Officer at Life Technologies Corporation, a global life sciences company with over $4 billion in revenue and over 10,000 employees that was acquired by Thermo Fisher Scientific. From 2000 to 2005, Dr. Leddy held several senior management positions with Dell Incorporated, where he was responsible for leading global talent and human resources in the Americas, overseeing 7,500 employees. From 1999 to 2000, Dr. Leddy served as the Executive Vice President for Human Resources at Promus Hotel Corporation, and from 1989 to 1999, he held a variety of executive and human resource positions at PepsiCo, Inc. Dr. Leddy serves on the board of directors of Pathway Genomics Corporation. Dr. Leddy received his B.A. in Psychology from Creighton University and his M.S. and Ph.D. degrees in industrial/organizational psychology from the Illinois Institute of Technology. Dr. Leddy’s extensive knowledge in evolving human resource practices and executive compensation provides valuable insight and guidance to our Board.

Leslie V. Norwalk

Leslie V. Norwalk, Esq., has served as a member of our Board since May 2014. Since 2007, Ms. Norwalk has served as a Strategic Advisor and Strategic Counsel to Epstein Becker & Green, P.C., a law firm, and two consulting agencies: EBG Advisors, Inc., and National Health Advisors. Since 2008, Ms. Norwalk has been an Operating Partner at Enhanced Equity Fund, L.P. She also serves as an Advisor to Warburg Pincus LLC, and Ferrer Freeman & Company. Previously, Ms. Norwalk served the Bush Administration as the Acting Administrator for the Centers for Medicare & Medicaid Services, where she managed the day-to-day operations of Medicare, Medicaid, State Child Health Insurance Programs, Survey and Certification of health care facilities and other federal health care initiatives. For four years prior to that, she was the agency’s Deputy Administrator, responsible for the implementation of the changes made under the Medicare Modernization Act, including the Medicare Prescription Drug Benefit. Prior to serving the Bush Administration, Ms. Norwalk practiced law in the Washington, D.C. office of Epstein Becker & Green, P.C. where she advised clients on a variety of health policy matters. She also served in the first Bush administration in the White House Office of Presidential Personnel, and the Office of the U.S. Trade Representative. In addition to NuVasive, Ms. Norwalk serves as a member of the board of directors of the following organizations: Primary Care Associates Medical Group, Inc., ikaSystems Corporation, Starus, Inc., HPOne, Inc., Endologix, Inc., Press Ganey Associates, and Abode Healthcare, and served on the board of directors of Volcano Corporation until the completion of its acquisition by Royal Philips on February 17, 2015. Ms. Norwalk also serves as Member of International Advisory Council at APCO Worldwide Inc. She earned a J.D. degree from the George Mason University School of Law and a bachelor’s degree, cum laude, in Economics and International Relations from Wellesley College. Ms. Norwalk’s deep knowledge of, and experience with, the healthcare industry and government regulations provides valuable guidance and insight to our Board.

There are no family relationships among any of the Company’s Directors or executive officers.

INFORMATION REGARDING THE BOARD OF DIRECTORS, NOMINATIONS

AND CORPORATE GOVERNANCE

Criteria for Board Membership.  In selecting candidates for appointment or re-election to the Board, the Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board, seeks to ensure that at least a majority of the Directors are independent under the rules of the NASDAQ Stock Market (“NASDAQ”), and that members of the Audit Committee of the Board (the “Audit Committee”) meet the financial literacy and sophistication requirements under NASDAQ rules (including that at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC). Nominees for Director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties. Additionally, the Nominating Committee will consider diversity in personal and professional backgrounds and seeks diverse individuals, such as women and individuals from minority groups, to include in the pool of candidates for Board nomination; however, there is no formal policy with respect to diversity considerations in identifying Director nominees.

Stockholder Nominees.  The Nominating Committee will consider written proposals from stockholders for nominees for Director. Any such nominations should be submitted to the Nominating Committee, care of the Secretary of the Company, and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a Director if elected), and (b) all information required by the Company’s Bylaws (including the names and addresses of the stockholders making the nomination and the appropriate biographical information and a statement as to the qualification of the nominee), and should be submitted in the time frame described in the Bylaws and under the question, “How do I make a stockholder proposal or nominate an individual to serve as a Director for the fiscal year 2015 annual meeting of stockholders occurring in 2016?” above.

Process for Identifying and Evaluating Nominees.  The Nominating Committee believes the Company is well served by its current Directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating Committee will re-nominate incumbent Directors who continue to be qualified for Board service and are willing to continue as Directors. If an incumbent Director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating Committee may seek out potential candidates who meet the criteria for selection as a Board nominee and have the specific qualities or skills being sought, and one or more of such candidates may be appointed as Directors as appropriate and in accordance with the Company’s organizational documents. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a Director and whether the Nominating Committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for approval of the stockholders, as appropriate.

The Company has never received a proposal from a stockholder to nominate a Director. Although the Nominating Committee has not adopted a formal policy with respect to stockholder nominees, the Nominating Committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Board Nominees for the Annual Meeting.  Each of Peter C. Farrell, Ph.D., AM and Lesley H. Howe are current Directors standing for re-election. Vickie L. Capps was identified and recommended for election by the Nominating Committee, which is comprised of non-employee Directors, and has been unanimously nominated by the Board to serve as a Director.

CORPORATE GOVERNANCE

The Board met five times during fiscal year 2014 and action was taken via unanimous written consent one time. The Audit Committee met seven times. The Compensation Committee of the Board (the “Compensation Committee”) met six times and frequently met in executive session and action was taken via unanimous written consent six times. The Nominating Committee met four times. Each member of the Board attended 75% or more of the Board meetings during fiscal year 2014 that were held during the period for which he or she was a Director (if any). Each member of the Board who served on the Audit, Compensation or Nominating Committees attended at least 75% of the respective committee meetings during fiscal year 2014 that were held during the period for which they he or she was a committee member.

The Company does not have a formal policy regarding Director attendance at our annual meetings; however, the Company encourages Directors to attend and all individuals who were Directors at the time attended last year’s annual meeting of stockholders.

Board Independence

The Board has determined that the following Directors are “independent” under current NASDAQ listing standards:

Jack R. Blair

Peter C. Farrell, Ph.D., AM

Lesley H. Howe

Peter M. Leddy, Ph.D.

Eileen M. More*

Leslie V. Norwalk

* = retiring following the Annual Meeting

Under applicable SEC and NASDAQ rules, the existence of certain “related party” transactions between a Director and the Company with dollar amounts above certain thresholds are required to be disclosed and preclude a finding by the Board that the Director is independent. In addition to transactions required to be disclosed under SEC and NASDAQ rules, the Board considered certain other relationships in making its independence determinations, and determined, in each case, that such other relationships did not impair the Director’s ability to exercise independent judgment on behalf of the Company.

Board Leadership Structure

The position of Chairman of the Board and CEO of the Company has been combined and, in 2012, the Company appointed a Lead Independent Director. After Mr. Alexis V. Lukianov’s resignation in March of this year, the Board determined that Mr. Lucier’s service as both Chairman and Interim CEO is in the best interest of the Company and its stockholders. Mr. Lucier possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. Although the Company believes that the combination of the Chairman and CEO roles is appropriate at this time based upon the current circumstances, the Company’s Corporate Governance Guidelines does not establish this approach as a policy. This combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s shareowners, investors, customers and suppliers, particularly during times of turbulent economic and industry conditions. This previously has been and should continue to be beneficial in driving a unified approach to core operating processes across a global organization that has experienced significant growth from year-to-year.

In 2014, the Board selected one independent Director to serve a two-year term as the Lead Independent Director for all meetings of the non-management Directors held in executive session in order to further balance the power amongst the Board. The Lead Independent Director is also responsible for presiding at all meetings of the Board in the absence of or at the request of the Chairman; serving as liaison between the Chairman and the other independent Directors, and calling meetings of the independent Directors as needed or appropriate. The Lead Independent Director also has other authority and responsibilities that are described in the charter of the Lead Independent Director. Jack R. Blair currently serves as the Lead Independent Director.

Each of the Directors other than Mr. Lucier is independent and the Board believes that the independent Directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board meetings, the independent Directors have regular executive sessions. Following an executive session of independent Directors, the independent Directors communicate with the Chairman directly regarding any specific feedback or issues, provide the Chairman with input regarding agenda items for Board and Committee meetings, and coordinate with the Chairman regarding information to be provided to the independent Directors in performing their duties. The Board believes that this approach appropriately and effectively complements the combined CEO/Chairman structure.

Role of Board in Risk Oversight Process

The responsibility for the day-to-day management of risk lies with the Company’s management, while the Board is responsible for overseeing the risk management process to ensure that it is properly designed, well-functioning and consistent with the Company’s overall corporate strategy. Each year, the Company’s management identifies what it believes are the top individual risks facing the Company. These risks are then discussed and analyzed with the Board. This enables the Board to coordinate the risk oversight role, particularly with respect to risk interrelationships. However, in addition to the Board, the committees of the Board consider the risks within their areas of responsibility. The Audit Committee oversees the risks associated with the Company’s financial reporting and internal controls, as well as the Company’s corporate compliance policies (for example, policies addressing relationships with health care professionals and compliance with anti-kickback laws). The Nominating Committee oversees the risks associated with the Company’s overall governance and its succession planning process to understand that the Company has a slate of future candidates that are qualified for key management positions. In addition, the Compensation Committee determines whether any compensation practices create risk-taking incentives that are reasonably likely to have a material adverse effect on the Company.

The Board’s risk oversight function complements the Company’s leadership structure. The Company’s CEO and Chairman of the Board is able to promote open communication between management and Directors relating to risk as well as combine the operational focus of management with the risk oversight capabilities of the Board.

Board Committees

The Board has standing Audit, Compensation and Nominating Committees.

Audit Committee.    The Audit Committee currently consists of Lesley H. Howe (Chair), Eileen M. More, and Leslie V. Norwalk. Effective upon the conclusion of the Annual Meeting and subject to her successful election to the Board, the Board has unanimously elected Vickie L. Capps to the Audit Committee to fill the seat being vacated with Ms. More not standing for re-election and retiring immediately following the Annual Meeting. The Board has determined that all members of the Audit Committee are independent Directors under the NASDAQ listing standards and each of them is able to read and fundamentally understand financial statements. The Board has determined that Lesley H. Howe qualifies as an “audit committee financial expert” as defined by the rules of the SEC. The purpose of the Audit Committee is to oversee both the accounting and financial reporting processes of the Company as well as audits of its financial statements. The responsibilities of the Audit Committee include appointing and approving the compensation of the independent registered public accounting firm selected to conduct the annual audit of our accounts, reviewing the scope and results of the independent audit, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent registered public accounting firm. The Audit Committee is governed by a written charter approved by the Board. The Audit Committee report is included in this Proxy Statement under the caption “Report of the Audit Committee.”

Compensation Committee.    The Compensation Committee currently consists of Jack R. Blair (Chair), Lesley H. Howe, and Peter Leddy, Ph.D. The Board has determined that all members of the Compensation Committee are independent Directors under the NASDAQ listing standards. The Compensation Committee administers the Company’s benefit and stock plans, reviews and administers all compensation arrangements for senior executive officers, and establishes and reviews general policies relating to the compensation and benefits of our executive officers and shareowners. The Compensation Committee meets several times a year and consults with independent compensation consultants, as it deems appropriate, to review, analyze and set compensation packages for our executive officers, which include our Chairman and CEO, our Presidents, our Executive Vice President and Chief Financial Officer and each of our other senior executive officers. The Compensation Committee determines the CEO’s compensation following discussions with him and, as it deems appropriate, an independent compensation consultant. The Compensation Committee reports the details of the CEO’s compensation to the Board for its final review on an annual basis. For the other senior executive officers, the CEO prepares and presents to the Compensation Committee performance assessments and compensation recommendations. Following consideration of the CEO’s presentation, the Compensation Committee may accept or adjust the CEO’s recommendations. The other senior executive officers are not present during this process.

In addition, the Compensation Committee determines whether any compensation policies create risk-taking incentives that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee has determined that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

For more information, please see below under “Compensation Discussion and Analysis.” The Compensation Committee is governed by a written charter approved by the Board. The Compensation Committee report is included in this Proxy Statement under the caption “Report of the Compensation Committee.”

Nominating and Corporate Governance Committee.    The Nominating Committee currently consists of Peter C. Farrell (Chair), Eileen M. More and Leslie V. Norwalk. Effective upon the conclusion of the Annual Meeting and subject to her successful election to the Board, the Board has unanimously elected Vickie L. Capps to the Nominating Committee to fill the seat being vacated with Ms. More not standing for re-election and retiring immediately following the Annual Meeting. The Board has determined that all of the members of the Nominating Committee are independent Directors under the NASDAQ listing standards. The Nominating Committee’s responsibilities include recommending to the Board nominees for possible election to the Board and providing oversight with respect to corporate governance and succession planning matters. The Nominating Committee is governed by a written charter approved by the Board.

Charters for the Company’s Audit, Compensation, and Nominating Committees, as well as the charter of the Lead Independent Director are available to the public under the Investors section of the Company’s website at www.nuvasive.com.

CODE OF ETHICAL BUSINESS CONDUCT

The Company has adopted a Code of Ethical Business Conduct that applies to all officers, employees and Directors, including its principal executive officer, principal financial officer and controller. This Code of Ethical Business Conduct is posted under the Investors section of the Company’s website at www.nuvasive.com.

Amendments to or waivers of our Code of Ethical Business Conduct granted to any of our Directors or executive officers will be published promptly on our website.

EXECUTIVE OFFICERS

The table below lists the name, age, position, and a brief account of the business experience of each of our executive officers as of April 24, 2015 (the Record Date for our Annual Meeting).

Name	Age	Position
Gregory T. Lucier	50	Chairman of the Board and Interim Chief Executive Officer
Patrick Miles	49	President and Chief Operating Officer
Matthew W. Link	40	President, U.S. Sales and Service
Quentin S. Blackford	36	Executive Vice President and Chief Financial Officer
Jason M. Hannon	43	Executive Vice President, Corporate Development, General Counsel and Secretary
Russell A. Powers	45	Executive Vice President, International
Carol A. Cox	50	Executive Vice President, Corporate Affairs and Human Resources

This listing of our executive officers is reflective of certain key leadership changes in 2015 as described in more detail on page 17.

Gregory T. Lucier

Gregory T. Lucier has served as our Chairman of the Board and Interim Chief Executive Officer since March 2015. His biography is contained in the section of this Proxy Statement entitled “Nominees and Continuing Directors”.

Patrick Miles

Patrick Miles has served as our President and Chief Operating Officer since February 2015. Mr. Miles served as our President, Global Products and Services from October 2011 to February 2015 and as our President, Americas from January 2010 to September 2011. Prior to that, he served as our Executive Vice President of Product Marketing and Development from January 2007 to December 2009, as our Senior Vice President of Marketing from December 2004 to January 2007, and as our Vice President, Marketing from January 2001 to December 2004. Mr. Miles has over 20 years of experience in the orthopaedic industry. Mr. Miles has also served as Director of Marketing for ORATEC Interventions, Inc., a medical device company and as a Director of Marketing for Minimally Invasive Systems and Cervical Spine Systems for Medtronic Sofamor Danek, as well as serving in several positions with Smith & Nephew plc. Mr. Miles received a B.S. in Finance from Mercer University.

Matthew W. Link

Matthew W. Link has served as our President, U.S. Sales and Service since February 2015. Prior to that, Mr. Link served as our Executive Vice President of U.S. Sales from January 2013 to February 2015, as our Senior Vice President of Sales, East from January 2012 to December 2012, as our Area Vice President, South from April 2010 to December 2012 and as our Sales Director, Atlantic from January 2008 to March 2010. Mr. Link joined NuVasive as our Area Business Manager for Virginia and Tennessee in May 2006. Prior to joining NuVasive, Mr. Link worked for DePuy as a sales representative from July 2002 to March 2004 in their orthopaedics division and as a territory manager in their spine division from March 2004 to May 2006. Mr. Link received a B.S. in Education from the University of Virginia.

Quentin S. Blackford

Quentin S. Blackford has served as our Chief Financial Officer since August 2014. Prior to that he served as Executive Vice President of Finance and Investor Relations since July 2012, and previously served as

Vice President, Finance from January 2011 to June 2012. Mr. Blackford joined NuVasive in 2009 as our Corporate Controller and has more than 10 years of experience in the healthcare industry, including his time at Zimmer Holdings, Inc. where he held various roles and responsibilities, including the Director of Finance & Controller for Zimmer’s Dental Division where he was responsible for all finance, accounting and IT activities for the worldwide division. Prior to that he was responsible for the global corporate financial planning and analysis function at Zimmer. Mr. Blackford is a Certified Public Accountant and obtained Bachelor of Science degrees in both Accounting and Business Administration from Grace College.

Jason M. Hannon

Jason M. Hannon has served as our Executive Vice President, Corporate Development, General Counsel and Secretary since January 2010. Prior to that, Mr. Hannon served as our Senior Vice President of Corporate Development, General Counsel and Secretary from January 2009 to December 2009, as our Senior Vice President, General Counsel, and Secretary from January 2007 to December 2008, and as our Vice President of Legal Affairs and Secretary from June 2005 to January 2007. Prior to joining NuVasive, Mr. Hannon practiced corporate and transactional law at the law firms of Brobeck Phleger & Harrison LLP and Heller Ehrman LLP, specializing in mergers and acquisitions, public and private financing, joint ventures, licensing arrangements, and corporate governance matters. Mr. Hannon also served as a law clerk to the Honorable Jerome Farris of the U.S. Court of Appeals for the Ninth Circuit. Mr. Hannon received a B.A. degree from the University of California, Berkeley and a J.D. from Stanford Law School.

Russell A. Powers

Russell A. Powers has served as our Executive Vice President, International since October 2012. Prior to that, Mr. Powers served as our Senior Vice President, Operations from April 2012 to October 2012 and our Senior Vice President, Spinal & Biologics from April 2010 through April 2012. Mr. Powers served in various capacities at Medtronic Sofamor Danek during his thirteen years with the company, most recently as Vice President, U.S. Sales Operations from May 2009 to April 2010 and as Vice President, International from May 2003 to April 2009. Mr. Powers began his career in orthopaedics with Smith & Nephew as a member of the Trauma Marketing team. Mr. Powers received a B.B.A. from the University of Memphis.

Carol A. Cox

Carol A. Cox has served as our Executive Vice President, Corporate Affairs and Human Resources since December 2014. Prior to that, she served as our Executive Vice President, Strategy and Corporate Communications since joining NuVasive in July of 2014. Before joining NuVasive, Ms. Cox served as Senior Vice President of External Affairs and Corporate Communications at Sanford-Burnham Medical Research Institute from March 2014 to July 2014. Prior to Sanford-Burnham, she served at Life Technologies Corporation as Senior Vice President of External Affairs and Corporate Communications from October 2012 to February 2014 and as Vice President and Head of Investor Relations from December 2011 to September 2012. Before joining Life Technologies, Ms. Cox was Vice President of Investor Relations at CareFusion Corporation from June 2009 to November 2011 and Senior Vice President for Global Corporate Communications and Investor Relations at Barr Pharmaceuticals from October 2006 to February 2009. She holds a bachelor’s degree in foreign affairs from the University of Virginia and a certificate in Investor Relations from The University of Connecticut School of Business.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is our policy that the Audit Committee approve or ratify transactions involving Directors, executive officers or principal stockholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest. Such transactions include employment of immediate family members of any Director or executive officer. Management advises the Audit Committee on a regular basis of any such transaction that is proposed to be entered into or continued and seeks approval. This policy is set forth in the Company’s Audit Committee charter.

In the last fiscal year, there has not been nor are there any currently proposed transactions or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any Director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of April 24, 2015 (the Record Date for our Annual Meeting) (or such other date as provided below) based on information available to us and filings with the SEC by (a) each person known to the Company to own more than 5% of the outstanding shares of our common stock, (b) each Director and nominee for Director of the Company (including retiring Directors), (c) the Company’s Chief Executive Officer, Chief Financial Officer and each other Named Executive Officer, and (d) all Directors and Named Executive Officers as a group. Each stockholder’s percentage ownership is based on 48,356,489 shares of our common stock being outstanding as of April 24, 2015.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (%)
Principal Stockholders
BlackRock, Inc. (3)	5,112,184	10.57
40 East 52nd Street
New York, NY 10022
Capital Research Global Investors (4)	4,243,036	8.77
333 South Hope Street
Los Angeles, CA 90071
The Vanguard Group (5)	3,179,186	6.57
100 Vanguard Blvd.
Malvern, PA 19355
Directors and 2014 Named Executive Officers
Alexis V. Lukianov (6)	2,228,367	4.43
Jack R. Blair (7)	114,823	*
Vickie L. Capps	-
Peter C. Farrell, Ph.D., AM (8)	51,627	*
Lesley H. Howe (9)	46,833	*
Peter M. Leddy, Ph.D. (10)	3,072	*
Gregory T. Lucier (11)	28,000	*
Eileen M. More (12)	50,224	*
Leslie V. Norwalk (13)	-	*
Patrick S. Miles (14)	405,260	*
Quentin S. Blackford (15)	21,089	*
Jason M. Hannon (16)	394,273	*
Keith Valentine (17)	825,642	1.68
Michael Lambert	10,783	*

All Directors and Named Executive Officers as a group (14 persons) (18)	4,179,993	8.07

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o NuVasive, Inc., 7475 Lusk Boulevard, San Diego, CA 92121.

(2)

We determined the number of shares of common stock beneficially owned by each person under rules promulgated by the SEC, based on information obtained from questionnaires, company records and filings with the SEC. In cases of holders who are not Directors, Director nominees and/or Named Executive Officers, public filings (and, consequently, ownership reflected here) often reflect holdings as of a date prior to April 24, 2015 (i.e., December 31, 2014). Percentage of beneficial ownership is, in all cases, based on the number of shares of the Company’s Common Stock outstanding as of April 24, 2015. The information is not necessarily indicative of beneficial ownership for any other purpose. Beneficial ownership of shares and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options or warrants held by that individual or entity that are either currently exercisable or exercisable within 60 days from April 24, 2015 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

(3)

Based solely upon Amendment No. 6 to a Schedule 13G filed on January 9, 2015, by BlackRock, Inc. According to the Schedule 13G, BlackRock, Inc. has sole voting power with respect to 5,008,390 shares and sole dispositive power with respect to 5,112,184 shares.

(4)

Based solely upon Amendment No. 5 to a Schedule 13G filed on February 11, 2015, by Capital Research Global Investors (“CRGI”). According to the Schedule 13G, CRGI has sole voting and sole dispositive power with respect to 4,243,036 shares.

(5)

Based solely upon Amendment No. 3 to a Schedule 13G filed on February 9, 2015 by The Vanguard Group, Inc. (“Vanguard”). According to the Schedule 13G, Vanguard is the beneficial owner of 3,179,986 shares, and has sole voting power with respect to 63,890 shares, sole dispositive power with respect to 3,120,188 shares, and shared dispositive power with respect to 59,798 shares.

(6)	Includes 1,900,000 shares subject to options exercisable within sixty (60) days of April 24, 2015.

(7)

Includes 59,000 shares subject to options exercisable within sixty (60) days of April 24, 2015. Excludes 9,391 restricted stock units that have vested or will vest within sixty (60) days of April 24, 2015 because the issuance of shares of common stock pursuant to those restricted stock units has, at the recipient’s election and pursuant to the terms and conditions of the stock plan pursuant to which the restricted stock units were granted, been deferred until the earlier of (i) Mr. Blair’s separation from service within the meaning of Section 409A, or (ii) immediately prior to the consummation of a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A (in each case, as further described in the Director Compensation section below).

(8)

Includes 44,000 shares subject to options exercisable within sixty (60) days of April 24, 2015. Excludes 9,391 restricted stock units that have vested or will vest within sixty (60) days of April 24, 2015 because the issuance of shares of common stock pursuant to those restricted stock units has, at the recipient’s election and pursuant to the terms and conditions of the stock plan pursuant to which the restricted stock units were granted, been deferred until the earlier of (i) Dr. Farrell’s separation from service within the meaning of Section 409A, or (ii) immediately prior to the consummation of a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A (in each case, as further described in the Director Compensation section below).

(9)

Includes 41,000 shares subject to options exercisable within sixty (60) days of April 24, 2015. Excludes 9,391 restricted stock units that have vested or will within sixty (60) days of April 24, 2015 because the issuance of shares of common stock pursuant to those restricted stock units has, at the recipient’s election and pursuant to the terms and conditions of the stock plan pursuant to which the restricted stock units were granted, been deferred until the earlier of (i) Mr. Howe’s separation from service within the meaning of Section 409A, or (ii) immediately prior to the consummation of a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A (in each case, as further described in the Director Compensation section below).

(10)

Excludes 21,141 restricted stock units that have vested or will vest within sixty (60) days of April 24, 2015 because the issuance of shares of common stock pursuant to those restricted stock units has, at the recipient’s election and pursuant to the terms and conditions of the stock plan pursuant to which the restricted stock units were granted, been deferred until the earlier of (i) Dr. Leddy’s separation from service within the meaning of Section 409A, or (ii) immediately prior to the consummation of a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A (in each case, as further described in the Director Compensation section below).

(11)

Excludes 5,141 restricted stock units that have vested or will vest within sixty (60) days of April 24, 2015 because the issuance of shares of common stock pursuant to those restricted stock units has, at the recipient’s election and pursuant to the terms and conditions of the stock plan pursuant to which the restricted stock units were granted, been deferred until the earlier of (i) Mr. Lucier’s separation from service within the meaning of Section 409A, or (ii) immediately prior to the consummation of a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A (in each case, as further described in the Director Compensation section below).

(12)

Includes 24,000 shares subject to options exercisable within sixty (60) days of April 24, 2015 and 9,391 restricted stock units that have vested or will vest within sixty (60) days of April 24, 2015 the issuance of which was previously deferred at the recipient’s election but which will be settled in connection with Ms. More’s not standing for re-election and retiring as a Director immediately following the Annual Meeting.

(13)

Excludes 3,725 restricted stock units that have vested or will vest within sixty (60) days of April 24, 2015 because the issuance of shares of common stock pursuant to those restricted stock units has, at the recipient’s election and pursuant to the terms and conditions of the stock plan pursuant to which the restricted stock units were granted, been deferred until the earlier of (i) Ms. Norwalk’s separation from service within the meaning of Section 409A, or (ii) immediately prior to the consummation of a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A (in each case, as further described in the Director Compensation section below).

(14)	Includes 313,572 shares subject to options exercisable within sixty (60) days of April 24, 2015.

(15)	Includes 8,187 shares subject to options exercisable within sixty (60) days of April 24, 2015.

(16)	Includes 350,000 shares subject to options exercisable within sixty (60) days of April 24, 2015.

(17)	Includes 684,830 shares subject to options exercisable within sixty (60) days of April 24, 2015.

(18)

Shares held by persons who were “Executive Officers” as of April 24, 2015 are included here. Includes 3,424,589 shares subject to options exercisable within sixty (60) days of April 24, 2015 and excludes 58,180 restricted stock units that have vested or will vest within sixty (60) days of April 24, 2015, of which the issuance has, at the respective recipients’ election and pursuant to the terms and conditions of the stock plan pursuant to which it was issued, been deferred as set forth in footnotes (7) through (13) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and SEC rules, the Company’s Directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of reports provided to the Company pursuant to Rule 16a-3(e) of the Exchange Act and representations of such reporting persons, the Company believes that during fiscal year 2014, such SEC filing requirements were satisfied, with the exception of one late Form 4 filed on behalf of Quentin S. Blackford on April 8, 2015 (which was with respect to a transaction from October 3, 2014) following discovery of an administrative error, and one late Form 4 filed on behalf of Matthew W. Link on each of February 26, 2014 and December 15, 2014.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides a detailed description of NuVasive’s executive compensation philosophy and programs in 2014, the decisions the Compensation Committee (referred to in this Compensation Discussion and Analysis as the “Committee”) made under those programs in 2014, and the factors considered in making those decisions. It focuses on the compensation provided to the Company’s Named Executive Officers during 2014 (the “NEOs”) who were:

•	Alexis V. Lukianov — Chairman of the Board and Chief Executive Officer

•	Keith C. Valentine — Chief Operating Officer

•	Patrick S. Miles — President, Global Products and Services

•	Michael J. Lambert — Executive Vice President and Chief Financial Officer (until August 1, 2014)

•	Quentin S. Blackford — Executive Vice President and Chief Financial Officer (from August 1, 2014)

•	Jason M. Hannon — Executive Vice President, Corporate Development and General Counsel

KEY LEADERSHIP CHANGES IN 2015

The NEOs in the table above and described in the discussion and analysis below reflect positions held with the Company during 2014, rather than their current position / status. Recently, the Company undertook the following key leadership changes:

•

On March 27, 2015, Mr. Alexis V. Lukianov resigned as our Chairman of the Board, Chief Executive Officer and as a Director. The Board appointed Gregory T. Lucier, a member of our Board of Directors since 2013, as Chairman of the Board and Interim Chief Executive Officer effective March 27, 2015. Mr. Lucier’s knowledge of our Company and his record of executive leadership at companies in complementary industries make him the ideal choice to serve in these roles. Mr. Lukianov continues to be available to the Company on an advisory basis through September 30, 2016.

•

Effective February 1, 2015, Mr. Patrick S. Miles, who was President, Global Products and Services, assumed expanded responsibilities as President and Chief Operating Officer. Mr. Miles joined NuVasive in 2001 and has served in several executive leadership positions throughout his fourteen year tenure with the Company.

•

On February 1, 2015, Keith C. Valentine stepped down as President and Chief Operating Officer. Thereafter, to ensure a seamless transition of responsibilities, Mr. Valentine served as an Executive Vice President and Special Advisor to the CEO until his separation date of April 30, 2015.

EXECUTIVE SUMMARY

2014 Business and Financial Performance Highlights

In 2014, our Company executed on its goals of taking market share in the U.S and significantly growing outside the U.S by driving adoption of our unique surgical products and procedures.

•	Specifically, Company management successfully executed its plan to increase non-GAAP operating margin, prioritize spending on revenue-generating activities, and deliver excellent revenue performance.

•	More specifically, the Company exceeded its revenue targets by posting 2014 total revenue of $762.4 million, reflecting approximately an 11.3% increase on a reported basis and an 11.6%

increase on a constant currency basis over 2013 performance and exceeded its profitability targets by delivering a 2014 non-GAAP operating margin of 16.7%. A reconciliation of certain non-GAAP financial measures (including non-GAAP operating margin) is provided in Appendix 1 to this Proxy Statement.

•

In addition, we realized total shareholder return (“TSR”) during 2014 of 46%, a result only achieved by those in the 93rd percentile of the S&P 500. Additionally, we were in the 95th percentile of our peer group (described below) for such time period.

The graphs below illustrate our revenue, market share and stock price/TSR for our fiscal years ended December 31, 2013 and 2014.

(1)	Global spine market share data obtained from Barclays Medical Supplies & Devices, January 5, 2015.

Additional significant achievements in 2014 include:

•

Solidly executed against our multi-pronged market share-taking strategy and attained the #3 position in the global spine market, making NuVasive the leading pure-play global spine company with almost 9% market share of the $8.7 billion global spine market.

•

Continued to penetrate and increasingly convert the traditional spine market with innovative, less invasive techniques and products designed to achieve better patient outcomes. These products include MAS®-PLIF, MaXcess-C® retractor, the Bendini® Spinal Rod Bending System and Precept®, a posterior fixation solution that continues to be the fastest growing product in NuVasive’s history.

•	Introduced 10 new products over the course of 2014.

•

New products introduced over the last 36 months represent approximately 22% of our 2014 revenue. Among such new products was Osteocel® Pro, a biologic product that builds on the scientific heritage of our Osteocel Plus and improves the integration of osteobiologics into the overall surgical procedure. Osteocel Pro is simple to prepare, cohesive and moldable, and procedurally integrated through minimally invasive delivery instruments.

•

Additionally, the Company released an update to its NVM5® neuromonitoring system with the introduction of NVM5 software version 2.0, which hosts a comprehensive set of intraoperative technologies specifically designed for spine surgery, including the sensory monitoring modality (SSEP) for multimodality monitoring of the spinal cord and peripheral nerves. The Company also released refinements to its game-changing Bendini Spinal Rod Bending System.

•	Increased international revenue by approximately 43% on a constant currency basis compared to 2013 driven by growth across geographies including Japan, Australia, Latin America and Western Europe.

•

The Company continued to expand its global footprint with the opening of its European headquarters in Amsterdam. New international product launches included our first cases utilizing the Bendini Spinal Rod Bending System in the United Kingdom and New Zealand, continued evaluations of the ReLine™ posterior fixation system in the United Kingdom and Germany, the launch of MAS PLIF in Argentina, and the launch of NVM5 neuromonitoring system in China. Additionally, we performed our first XLIF® procedure in China and trained more than 500 surgeons representing 12 different countries in 2014.

•

Demonstrated considerable progress toward increasing our scale and improving operating profitability, which resulted in non-GAAP operating margin expansions of more than approximately 180 basis points to 16.7% compared to 14.9% in 2013. Drivers of the improved profitability include increased international scale, increased vertical integration as the Company scales its in-house manufacturing capabilities, improved asset efficiency and improved sales force effectiveness.

•

Celebrated 10 years as a publicly traded company on the NASDAQ stock exchange. In 10 years, the Company launched more than 90 products, establishing a comprehensive spine portfolio that can achieve better patient outcomes, surgical reproducibility, and significant cost savings.

For more information about our business and operating performance in 2014, please see “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2014.

Commitment to Pay-for-Performance

For our Named Executive Officers, the Committee sets a significant portion of target total annual direct compensation in the form of variable incentives that are designed to motivate our NEOs to achieve overall Company goals, specific business goals and individual performance goals.

The charts below illustrate the target mix of total annual direct compensation for the CEO and other NEOs for 2014. As illustrated below, 85% of CEO’s target annual direct compensation and 75% of other NEOs’ target annual direct compensation is variable with performance, including stock price performance.

2014 Target Total Annual Direct Compensation

Additionally, the Committee expects the NEOs to consistently attain above-market Company performance and create long-term value for our stockholders. To reinforce this expectation, the Committee designs compensation programs to motivate our key executives and align pay with overall business goals and stockholder interests. The graph below demonstrates the alignment over the past five years of the Company’s stock price and the CEO’s compensation (base salary, bonus payouts, grant date fair-value of equity grants at target levels, and all other compensation as reported in the Summary Compensation Table).

Say on Pay Results and Stockholder Engagement

At the 2014 Annual Meeting, stockholders voted 75% in favor of the Company’s Say on Pay proposal on executive compensation. The Committee and the rest of the Board highly value the opinions of our stockholders and, in an effort to better understand their views regarding the Company’s executive compensation practices, the Company continued its stockholder outreach in 2014 and 2015 and updated the Committee and Board on these efforts.

This outreach included senior management engaging in discussions with most of the Company’s top stockholders, which continues to enable the Committee to strengthen the executive compensation program by:

•	Helping management understand our stockholders’ concerns and interests on executive compensation and governance related issues;

•	Providing a forum for transparency on the evolution of the Company’s compensation program; and

•	Enabling management to gather stockholder feedback and convey the opinions and commentary directly to the Committee and the rest of the Board.

The feedback received in 2014 included, among other items, the following:

•	Supported operating margin and earnings per share metrics in the annual bonus structure and relative TSR metric in the long-term incentive structure;

•	Encouraged an annual burn rate of 2.0% or less under the 2014 Equity Incentive Plan; and

•	Recognized NuVasive’s outstanding TSR of 109% in 2013 and generally supportive of the changes made to the executive compensation program over the last few years.

Compensation arrangement changes made based on investor feedback.

The Committee takes into account the outcome of Say on Pay votes and discussions with investors when considering future executive compensation arrangements and potential changes to the executive compensation program. Aligned with the feedback received from continued stockholder outreach efforts, the Committee has made the following changes:

•	The 2014 performance RSU award introduced revenue growth as an additional performance metric;

•	Extended the performance period to two years and the vesting period to three years and reduced the maximum payout to 250%; and

•

Further, upon considering Say on Pay votes and the outcome of investor discussions, the Committee made additional design changes for the 2015 compensation program as outlined below under the heading “A Look Ahead” on page 36.

Summary of Additional 2014 Compensation Decisions

After considering the Company’s operating performance and value creation for stockholders, individual accomplishments, and stockholder feedback, the Committee took the following actions with respect to the NEO’s compensation:

•

Base Salary: The CEO was not given a salary increase for 2013 or 2014. For 2014, certain of our NEOs received salary increases based on the Committee’s consideration of increased levels of responsibility, competitive pay dynamics and contribution to the Company. In general, increases to base salaries have been limited in an effort to create an emphasis on Company performance in our executive compensation programs.

•

Annual Incentive: Based on our achievement of non-GAAP earnings per share, revenues, non-GAAP operating margin percentage and individual performance goals, the Company paid cash bonuses under our 2014 Annual Performance Bonus Plan at 120% of our CEO’s target award level and approximately 111%, on average, of our other NEOs’ respective target award levels.

•

Long-Term Incentive: In 2014, long-term incentives were delivered 50% in the form of time-based restricted stock units (“RSUs”) that vest annually over three years and 50% in performance-based restricted stock units (“PRSUs”) that are based on the Company’s January 1, 2014 – December 31, 2015 TSR and total revenue growth over such two-year period. The Committee believes this mix appropriately balances retention with performance-based incentive compensation and the performance metrics are a good proxy for creation of stockholder value.

For more information about the 2014 compensation decisions and the factors considered in making these decisions, please see pages 26-31.

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

Compensation Philosophy

The Company’s executive compensation program is designed to promote long-term stockholder value creation and support its long-term strategy by: (i) profitably growing the business and prudently managing risk, while retaining key talent; (ii) aligning a significant portion of our NEOs’ targeted compensation to performance-based compensation; and (iii) appropriately aligning pay with short and long-term Company performance.

Over the past three years, NuVasive has grown its total revenue from $620.3 million in 2012 to $762.4 million in 2014, an increase of approximately 23%. Over the same period, we have increased our global market share from approximately 7.9% in 2012 to 8.9% in 2014, a position increase of 2.0%. Our continued market share growth now has us in the #3 spot in the global spine market and the largest pure spine company in the industry. This success and the deep leadership expertise that each NEO holds, on average more than 11 years with NuVasive, continues to make our NEOs highly valuable to many of our competitors, further making their retention a key priority. Furthermore, most of our competitors in the spine industry are divisions of much larger companies, which creates a highly competitive market for compensating executive talent. Additionally, we must make sure NEO compensation reflects the extensive experience of our executive teams while remaining an ongoing motivation for continuing to deliver strong performance results and optimizing stockholder returns. For these reasons, the Committee believes NEO compensation should be set at highly competitive levels to retain a valuable team. By setting highly competitive pay levels, we are also able to attract the necessary talent to maintain the strength of our current team and to keep pushing our leadership team forward, to effectively manage the Company.

Summary of Good Executive Compensation Practices

The Committee regularly reviews best practices in governance and executive compensation. The following is a high-level summary of certain executive compensation practices that the Committee believes (i) drive Company performance, and (ii) serve our stockholders’ long-term interests:

•	Utilize an independent compensation consulting firm to facilitate pay assessments and review of best practices (page 24)

•	Utilize an independent consulting firm to facilitate the CEO performance evaluation process (page 24)

•	Review competitive compensation market data (page 24-25)

•	Review Pay-for-Performance analysis (page 26-27)

•	Review tally sheets when making executive compensation decisions (page 26)

•	Review feedback from stockholder outreach (page 26)

•	Provide minimal perquisites with sound business rationale (page 31)

•	Administer stock ownership guidelines to align interests with our stockholders (page 31-32)

•	Include holding periods on ESPP purchases to further align equity compensation values and interests with our stockholders (page 32)

•	Provide for clawback of incentive compensation in the event of a material restatement of financials (page 32)

•	Provide reasonable post-employment / change in control provisions (page 32-34)

•	Discourage pledging of company stock and require executive officers and Directors to obtain approval prior to executing Company equity transactions (page 35)

•	Prohibit hedging transactions and short sales by executive officers and Directors (page 35)

PRIMARY ELEMENTS OF THE COMPANY’S EXECUTIVE COMPENSATION PROGRAM

The target total compensation opportunity is comprised of both fixed (base salary) and variable (annual and long-term incentives) compensation. In addition, each NEO is eligible for benefits that are generally offered to Company shareowners (our employees).

Base Salary

Base salary levels for our NEOs recognize the experience, skills, knowledge and responsibilities required of each officer. Each year, base salary is evaluated against those of our peer group, general competitive practices, and an internal assessment of the NEOs’ performance, both individually and relative to other officers. For our newly hired executive officers, the Committee considers competitive factors in the spine industry, and, more broadly, the compensation of the individual at his or her prior employer, and other competitive hiring factors.

The Committee reviews each NEO’s salary once a year and may adjust each NEO’s salary to reflect promotions or changes in level of responsibility, performance-based factors, as well as competitive conditions. The Committee does not apply specific formulae to determine increases or decreases. If adjustments are made, they are typically made effective January 1st of each year.

Annual Incentives - Annual Performance Bonus Plan

Executive officers participate in an annual cash bonus plan that is intended to provide a direct financial incentive in the form of a cash bonus based on the achievement of specifically defined annual performance measures, including both Company-specific measures and individual performance measures. The Committee establishes an individual target bonus opportunity for each executive expressed as a percentage of his or her base salary. Target bonus percentages are established at the beginning of the fiscal year based on a review of:

•	competitive market data for both target bonus opportunity and target total cash opportunity;

•	the role of each executive officer, including their ability to impact the Company’s overall performance; and

•	the Committee’s assessment of internal pay equity among the executive officers.

The overall bonus pool is funded respective to the Company meeting its non-GAAP EPS goal, with adjustments to the bonus pool based on the objective measurements of revenue (as revenue is our best indicator of growth in the applicable measurement period(s)), and non-GAAP operating margin percentage (as a measure of our overall financial performance in the applicable measurement period(s)). The non-GAAP EPS and non-GAAP operating margin financial metrics applicable for 2014 compensation exclude amortization of intangibles, stock-based compensation, litigation expenses, and acquisition-related charges.

Annual Long-Term Incentive Awards (LTI)

The Committee believes that the best interests of stockholders and executives will be more closely aligned by providing executives who have substantial responsibility for our management and growth with an opportunity to increase their ownership of our stock. The long-term incentive awards enable our NEOs and other shareowners to participate in the long-term appreciation of our stockholder value, while feeling personally vested in the impact of any business setbacks, whether Company-specific or industry-based. Furthermore, the award assists with retention since the awards are subject to vesting related to an individual’s continued employment.

In determining each NEO’s grant of long-term incentive awards, the Committee considers a combination of Company performance, individual performance and potential, an analysis of competitive pay practices, and an evaluation of the sufficiency of the unvested LTI awards held by NEOs. It is the Committee’s policy to provide significant levels of long-term incentive compensation to the Company’s NEOs as the Committee feels it is important to the Company’s long-term growth prospects to retain the Company’s executive management team.

PROCESS FOR DETERMINING NAMED EXECUTIVE OFFICER COMPENSATION

The Committee is ultimately responsible for decisions relating to executive officers’ compensation; however, the Committee considers recommendations from, and discusses decisions with, their external consultant and the management team.

Role of the Committee

The Committee has the ultimate responsibility and decision-making authority over all aspects of the executive compensation programs for the NEOs. The Committee seeks advice from its independent compensation consultant, Towers Watson, to assist in the assessment of executive pay elements in order to ensure that they are reasonable, aligned with stockholder interests, meet our key priorities, and are competitive. Additionally, the Committee takes into account the guidance encouraged by our stockholder base that results from our stockholder outreach efforts noted above and the recommendations of the CEO referenced below.

For a more detailed description of the Committee’s duties and responsibilities, please refer to the Committee Charter, which can be found under the “Highlights” tab of the Governance section of the Company’s Investor Relations website at www.nuvasive.com.

Role of Management

The Committee has full access to the management team for assessing and taking action on executive compensation matters. The CEO works closely with other members of the management team to develop management’s recommendations and perspective on the alignment of executive compensation with the business strategy. The EVP & Chief Financial Officer, the EVP Corporate Development & General Counsel, EVP Corporate Affairs & Human Resources, and the VP Compensation, Benefits & HRIS and their respective teams, regularly attend Committee meetings and are involved with providing input to the Committee. The Committee ultimately makes all compensation decisions and may exercise its discretion in making decisions that may or may not reflect management’s recommendations.

Role of Consultants

Towers Watson, an independent compensation consultant, reports directly to the Committee and provides advice on program design, performs data and information analyses, and keeps the Committee apprised of changing trends and regulatory requirements in the executive pay arena. Towers Watson’s independence is affirmed and maintained by adherence to its executive compensation consulting protocols, which include procedures designed to prevent conflicts of interest. The engagement of Towers Watson did not raise any conflicts of interest. Representatives from Towers Watson attended Committee meetings during 2014. The Company’s sole engagement of Towers Watson during 2014 was work directly in support of the Committee’s responsibilities as summarized herein.

Additionally, the Committee engaged an independent consulting firm, RHR International, in December 2014 to facilitate the CEO’s 2014 performance assessment. The Committee believes utilizing an independent consulting firm to facilitate the process is consistent with best practices and will yield an objective, robust CEO evaluation.

In 2014, the Committee concluded after careful assessment that the engagement of both Towers Watson and RHR International raised no conflict of interest that would prevent either one from independently representing the Committee.

Competitive Market Data

The Committee makes decisions with respect to each element of compensation and then reviews the total compensation resulting from those decisions to determine whether the resulting compensation package is consistent with the Committee’s compensation policies, is aligned with Company performance, and is competitive. While competitive market data is one of the elements it considers, the Committee does not solely rely upon a stated benchmarking percentile in relation to a specific peer group when setting executive compensation levels; it instead considers diversified sources of data and other factors in making individual pay decisions, including the peer group and published survey sources listed below. This practice allows the Committee increased flexibility in determining the suitability of overall compensation (as opposed to being locked into a particular data set and/or percentile target).

Peer Group

In July 2014, the Committee performed an overall assessment of our 2014 peer group in order to determine whether the companies included were appropriate based on several criteria, including comparable size based on revenue and market capitalization, comparable industry, peer groups as listed by ISS Corporate Services and Glass Lewis and available compensation data. As a result of this review, the Committee adjusted the peer group for 2015 as set forth below (our “2015 Peer Group”):

Removed 2014 Peer Group Companies
• Volcano	• Arthrocare Corporation	• AngioDynamics
• Orthofix
Companies Added to 2015 Peer Group
• Align Technology	• Haemonetics	• IDEXX Laboratories
• Sirona Dental Systems	• STERIS
2015 Peer Group
• Align Technology	• IDEXX Laboratories	• ResMed
• CONMED	• Illumina	• Sirona Dental Systems
• Globus Medical	• Integra LifeSciences	• STERIS
• Greatbatch	• Intuitive Surgical	• Thoratec
• Haemonetics	• Masimo	• Wright Medical

The resulting 2015 Peer Group reflects primarily medical device companies with revenues that fall within the range of 0.5 to 3.0 times that of NuVasive and a median market cap of approximately $2.1B as of December 31st, 2014. All but two companies, Globus Medical (a spinal implant manufacturer) and Illumina (a local, San Diego headquartered biotechnology company), are listed by ISS Corporate Services and/or Glass Lewis as peer companies of NuVasive.

Additional Published Survey Sources

As noted above, the Committee does not rely upon a stated benchmarking percentile in relation to this specific peer group alone, but rather relies upon several varied sources of data and other factors in making individual pay decisions. In order to supplement market data gathered from publicly disclosed filings of our specific peer group, the Committee also considered market information from published surveys listed below when making 2014 compensation decisions:

Publisher	Survey Name	Industry Covered
Towers Watson	Compensation Data Bank	General Industry
Radford	Global Technology Survey	High Technology / Medical Devices
Mercer	Executive Compensation Survey	General Industry

These surveys are relevant as they are industry-based surveys representing the diverse nature of our talent markets.

In November 2014, the Committee determined that using the Radford Global Technology published compensation survey, supplemented by proxy peer group data as an additional reference point, is reflective of the market in which we compete for talent and provides for a more streamlined and cost effective process for collecting competitive market data. The Committee will utilize this more streamlined data source as well as other factors when determining 2015 compensation for the CEO and other NEOs.

DETERMINING EXECUTIVE COMPENSATION FOR 2014

The Committee made compensation determinations for our NEOs for 2014 based on competitive market pay-related data and other factors such as company performance, feedback from stockholder outreach, individual goals and objectives, realizable pay data, and tally sheets. A “tally sheet” is utilized as a tool to assign a dollar amount to each of the compensation elements, including base salary, annual incentives, benefits and accumulated outstanding long-term incentives. The Committee believes that the tally sheet is useful in evaluating the total compensation opportunity for each NEO.

For 2014, the CEO goals and objectives were determined in conjunction with the Board in January 2014 and were established primarily as a result of the Company’s operating plan for 2014, but also included non-financial metrics and goals the Board believed were critical to the Company’s ongoing success. The CEO’s goals and objectives also became the basis for determining the goals and objectives of his direct reports, which ensured consistency throughout the entire organization. The CEO reviewed his actual performance with the Board periodically during the year, and formally at the January 2015 Committee meeting. Subsequently, RHR International gathered feedback from Board Members, CEO direct reports and investors and compiled a report based thereon. The Committee met to review and expand on the report, as appropriate, and then the final report was provided to the full Board in January 2015. The Committee utilized this report, the CEO’s self-assessment of his performance, actual financial performance results, feedback from stockholder outreach, the pay-for-performance assessment, and the external competitive market data in determining the CEO’s compensation.

For our remaining NEOs, our CEO prepares and presents to the Committee performance assessments and compensation recommendations. Following consideration of the CEO’s presentation, the Committee may accept or adjust the CEO’s recommendations. In determining 2014 compensation for our remaining NEOs, the Committee also reviewed other pay assessment analyses, such as our pay-for-performance assessments. A pay-for-performance assessment evaluates the degree to which realizable pay is aligned with corporate performance. The assessment compares our NEOs’ realizable pay and corporate performance versus those of peer group companies over recent single- and multi-year performance periods. This assessment helps the Committee monitor its pay-for-performance commitment by periodically testing our degree of pay and performance alignment.

Over the last three (3) years, the Committee reviewed a pay-for-performance analysis to assess the alignment of Company performance with CEO and NEO pay over time as compared to that of our peers. For this review, the Committee has analyzed pay by measuring realizable total direct compensation (“TDC”) which is defined as aggregate salary plus aggregate actual bonuses paid plus “realizable gains” of long-term incentive awards granted during the relevant periods. Such “realizable gains” include in-the-money gains on stock options, the value of full-value shares (which includes the value of earned performance shares for performance periods that both began and ended in the relevant periods), and the target value of any performance shares with yet-to-be concluded performance periods. Performance of the respective company is measured on the basis of sales growth, EPS growth, EBITDA growth and total stockholder return over each performance period with each metric being weighted equally. Certain peers may be excluded if their complete data is not available.

The data from the most recent assessment shows that the one (1)-year and two (2)-year realizable TDC for our CEO and other NEOs were both aligned with performance and the three (3)-year realizable TDC for our CEO and other NEOs was not aligned with performance when compared to our peer group members for whom data was available. The Committee believes measuring alignment over multiple time horizons is important and the one (1)-year and two (2)-year alignment is indicative of the Company’s strong performance over the last two years. The charts below illustrate the results of the pay-for-performance analysis, with the area between the gray lines representing the alignment between pay and performance.

2014 Base Salary

In establishing the 2014 base salaries, the Committee maintained base salaries for our CEO and other NEOs at the same levels as 2013, except for our President, Global Products and Services, Mr. Patrick S. Miles, and our Executive Vice President U.S. Sales, Mr. Matthew W. Link. Mr. Miles received a 5% increase in base salary and Mr. Link received a 7% increase in base salary, in each case, to reflect performance, increased responsibility and competitive pay dynamics. These increases were effective January 1, 2014.

2014 Annual Performance Bonus

In January 2014, the Committee approved the terms of the 2014 Performance Bonus Plan (the “2014 Bonus Plan”) applicable to our NEOs. Cash awards granted under the 2014 Bonus Plan were granted under our Amended and Restated NuVasive, Inc. 2004 Equity Incentive Plan, as amended, as previously approved by stockholders. Under our 2014 Bonus Plan, our NEOs were eligible to receive a cash bonus amount expressed as a percentage of their respective base salaries (the “2014 NEO Cash Bonuses”).

The 2014 target and maximum bonus opportunities for each NEO were as follows:

Name, 2014 Position	2014 Target Bonus (Percentage of base salary)	2014 Target Cash Bonus Amount	2014 Maximum Bonus Amount (1)
Alexis V. Lukianov, Chairman and Chief Executive Officer	100%	$900,000	$2,025,000
Keith C. Valentine, Chief Operating Officer	90%	$495,000	$1,113,750
Patrick S. Miles, President, Global Products and Services	90%	$491,400	$1,105,650
Michael J. Lambert, Executive Vice President, Chief Financial Officer	60%	$232,203	$522,457
Quentin S. Blackford, Executive Vice President, Chief Financial Officer	70%	$290,500	$653,625
Jason M. Hannon, Executive Vice President, Corporate Development and General Counsel	70%	$317,961	$715,412

(1)

Represents the 2014 “Maximum Bonus Amount” per the terms of the 2014 Bonus Plan, equal to 225% of each individual’s Target Bonus Amount which could have been achieved if all metrics were met at the high end. These metrics and the actual 2014 NEO Cash Bonus payouts are summarized below.

The 2014 Bonus Plan operated as follows:

•

Step One “Funding” — As part of establishing the 2014 Bonus Plan (in January 2014), the Committee established a threshold non-GAAP EPS target of $0.75 (the “2014 EPS Target”), at which - if achieved - 225% of each NEO’s target bonus opportunity would be funded (and be subject to further negative adjustment as described herein). Achievement of the 2014 EPS target does not mean that each of the NEOs has achieved or will achieve the maximum potential 2014 cash bonus. Following such funding, if any, the Committee has the ability to exercise negative discretion and reduce (but not increase) the 2014 bonus amount for each NEO based upon performance against 2014 Bonus Plan Company and individual performance goals. By funding a maximum payout, this secures the Company’s tax deduction under IRC Section 162(m) regardless of the actual bonus payout, while at the same time provides the Committee with flexibility to pay bonuses below the 225% amount.

•

Step Two “Measurement” — Since the 2014 EPS Target was met, Company performance was then measured against the revenue and non-GAAP operating margin percentage goals that were established as part of the 2014 Bonus Plan. In a further effort to align compensation with stockholder interests, the Committee established such goals above the respective targets set in the Company’s 2014 operating budget as approved by the Board in January 2014.

At 100% achievement of the revenue goal of $750 million, half (1/2) of the 2014 Target Bonus would be funded. The revenue portion of the 2014 Target Bonus increases by 11% for every 1% above the revenue goal and decreases by 9% for every 1% below the revenue goal (the variance being explained due to the Committee having again established a bonus target revenue above that set for the Company for the year). At 100% achievement of the non-GAAP operating margin percentage goal of 16.0%, half (1/2) of the 2014 Target Bonus would be funded. The non-GAAP operating margin percentage portion of the 2014 Target Bonus increases or decreases by 5.5% for every 1% above the goal, and below the goal, respectively. The bonus awards are prorated for goal achievement between 92.5% – 106.0% for the revenue goal and between 93.8% – 107.5% for the non-GAAP operating margin percentage goal on a linear interpolation. A summary of the performance metrics is set forth in the table below.

Metric			Performance Goals (2)				Performance Payout (2)
	Weighting (1)	Target Goal	Threshold	Maximum	Actual Result	Actual %	Threshold	Maximum	Actual	Weighted Payout
Revenue	50%	$750.0M	92.5%	106.0%	$762.4M	101.7%	33%	166%	118.2%	121.7%
Op-Margin % (3)	50%	16.0%	93.8%	107.5%	16.7%	104.6%	66%	141%	125.2%

(1)	Percentage application on cash award component of 2014 NEO Cash Bonus.
(2)	Achievements between threshold and maximum are based on a linear interpolation.
(3)	Non-GAAP Operating Margin Percentage, which is calculated based upon post-bonus funding and excludes the Medtronic royalty accrual.

•

Step Three “Adjustments” — After Company-performance-based award levels were determined, the Committee could then apply an individual performance modifier, which can range from -100% to +50%, based on the Committee’s evaluation of individual performance goals that were established near the beginning of the fiscal year 2014. This potential individual adjustment provides the Committee with a tool for differentiating performance between the NEOs and for considering the quality of financial performance. This adjustment cannot, however, result in a higher bonus then 225% of the 2014 Target Bonus pool that is established through achievement of the overall 2014 EPS Target. As a result, any adjustment results in the negative exercise of discretion by the Committee.

After full evaluation of the individual performance component for each NEO, the Committee determined that each NEO continued to perform at a high level in 2014 when compared against the executive’s individual performance goals. The Committee also determined that strong operational performance of Mr. Lukianov, Mr. Miles, Mr. Blackford and Mr. Hannon had resulted in significant revenue and profitability growth as well as the achievement of multiple strategic initiatives, and as a result, awarded a 2014 cash bonus payout to each of Messrs. Lukianov, Miles, Blackford and Hannon at 120% of target.

The actual bonus amounts paid to our NEOs compared to their potential bonus based upon the achievement of the Company-performance and individual-performance goals are set forth in the table below.

Name, 2014 Position	2014 Target Cash Bonus Amount	2014 Corporate Performance- Based Cash Bonus Amount (1)	2014 Maximum Potential Cash Bonus (2)	2014 Actual Cash Bonus
Alexis V. Lukianov, Chairman and Chief Executive Officer	$900,000	$1,082,700	$1,642,950	$1,080,000
Keith C. Valentine, Chief Operating Officer	$495,000	$595,485	$903,623	$544,500
Patrick S. Miles, President, Global Products and Services	$491,400	$591,154	$897,051	$589,680
Michael J. Lambert, Executive Vice President and Chief Financial Officer	$232,203	$279,340	$423,887	$200,000
Quentin S. Blackford, Executive Vice President and Chief Financial Officer	$290,500	$349,472	$530,308	$348,600
Jason M. Hannon, Executive Vice President, Corporate Development and General Counsel	$317,961	$382,507	$580,438	$381,553

(1)	Corporate Performance-Based Cash Bonus for each NEO = (Target Bonus Amount x Weighted Corporate Performance Payout of 121.7%).
(2)	Maximum Potential Bonus for each NEO = (Target Bonus Amount x Weighted Corporate Performance Payout of 121.7%) x (Individual Performance Modifier of 1.5).

2014 Annual Long-Term Incentive Awards

To continue to align equity awards with stockholder interests, the Committee adopted the 2014 Long Term Incentive Program (the “2014 LTI Program”) in January 2014 under which the Committee granted awards to NEOs (excluding Mr. Blackford, who was not an NEO at the time) in February 2014 in the form of half (1/2) time-based RSUs and half (1/2) PRSUs. The equity grant was determined as a dollar amount and then converted to a number of RSUs and PRSUs based upon the closing stock price on the date of grant. Equity awards granted under the 2014 LTI Program were granted under the 2004 EIP. The RSU and target PRSU grant totals were established as follows:

	2014 RSU Grant		2014 PRSU Grant
Name, 2014 Position	Total RSUs (1)	$ Value (2)	Target PRSUs (1)	$ Value (2)	$ Fair Value (3)
Alexis V. Lukianov, Chairman and Chief Executive Officer	56,067	$2,040,250	56,066	$2,040,250	$3,274,167
Keith C. Valentine, Chief Operating Officer	17,931	$652,500	17,931	$652,500	$1,047,138
Patrick S. Miles, President, Global Products and Services	15,911	$579,000	15,911	$579,000	$929,179
Michael J. Lambert, Executive Vice President and Chief Financial Officer	13,493	$491,000	13,493	$491,000	$787,972
Quentin S. Blackford, Executive Vice President and Chief Financial Officer	23,697	$883,424	-	$-	$-
Jason M. Hannon, Executive Vice President, Corporate Development and General Counsel	13,191	$480,000	13,190	$480,000	$770,274

(1)

The number of RSUs and PRSUs was determined by dividing the dollar value by the closing stock price on the date of grant, February 19, 2014, of $36.39 per share, with the exception of Mr. Blackford’s grant; he was not an NEO at the time of the awards and received a grant of RSUs only, the number of which were determined by dividing the dollar value of his award by the January 26, 2014 (the date of his award) closing price of $37.28. Any resultant calculation that results in a fractional share is rounded up to the nearest whole share.

(2)

“$ Value” reflected is the 2014 equity grant dollar value, equally split between RSU and PRSU awards and listed respectively, with the exception of Mr. Blackford’s grant; he was not an NEO at the time of the awards and received a grant of RSUs only in January, 2014.

(3)	“$ Fair Value” reflected represents the grant date valuation of the PRSU awards computed in accordance with the FASB ASC Topic 718.

The 2014 LTI Program provides that the RSUs and PRSUs each account for half (1/2) of our NEOs’ 2014 equity award assuming the performance metrics are achieved at the targeted level.

The performance criteria for the 2014 PRSUs are the Company’s two (2)-year TSR and total revenue growth, each as measured over the two (2)-year performance period spanning 2014 and 2015. Each performance metric is also weighted equally and determined independently.

The Company’s two (2)-year TSR is measured as the change in the Company’s opening stock price on January 2, 2014 and ending with the average opening price of the 15 trading days leading up to and including December 31, 2015. The target TSR is the median TSR of the companies comprising the Dow Jones Medical Devices Index. Achievement of a Company two (2)-year TSR in excess of the 90th percentile of the index will result in shares equal to 250% of the target amount of PRSUs being awarded for this goal. Conversely, no shares would be awarded if the Company’s two (2)-year TSR is below the 30th percentile of the index; provided, however, that, if the Company’s TSR during the two (2)-year performance period is more than 5%, then, notwithstanding the Company’s percentile ranking, the minimum multiplier for this performance metric would be 25%.

Revenue growth performance is measured as total revenue growth against the target revenue growth as determined by the Committee, measured over the two (2)-year performance period spanning fiscal years 2014 and 2015. Achievement of 185.7% of the target revenue growth goal would result in shares equal to 250% of the target amount of PRSUs being awarded for this goal. Conversely, no shares would be awarded upon achievement of less than 28.6% of the target revenue growth goal.

The number of shares achieved with respect to the NEOs’ PRSUs will be determined in or around January 2016, upon determination of the Company’s two (2)-year TSR and total revenue growth over the two (2)-fiscal year performance period as compared to the respective targets. Once the number of shares determined pursuant to the formulae and the target PRSUs is determined, half (1/2) of any such shares will vest on a date shortly after the date of such determination, as determined by the Board, and the remaining half (1/2) will vest on the one (1) year anniversary of such date, subject to the NEOs’ continuous employment through each of the vesting dates.

OTHER ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

Perquisites and Other Benefits

The Committee does not favor providing NEOs with perquisites or other benefits not available to our salaried shareowners. Our NEOs currently participate in our benefit plans on the same terms as our other shareowners, which include the Company’s 401(k) plan and medical and dental insurance. In addition to these benefits, executives may be provided with certain other incidental benefits (including participation in an executive healthcare program) that do not comprise a material portion of any executive’s compensation package. We generally do not provide significant recurring perquisites to the executives that are not available to our salaried shareowners. We do not provide any tax gross-ups to executives.

We do not provide defined benefit pension arrangements or post-retirement health coverage for our U.S. officers or shareowners. Our NEOs are eligible to participate in our 401(k) contributory defined contribution plan. We did not contribute a matching contribution to the participant’s compensation that has been contributed to the plan in 2014, however approved a matching contribution up to 1.5% of compensation for all shareowners, including our NEOs, effective in January 2015 to help attract and retain top talent as well as support our shareowners’ retirement readiness. We do not provide any nonqualified defined contribution or other deferred compensation plans to our NEOs.

Historically, our NEOs have participated in our Employee Stock Purchase Plan, which participation is available to all of our shareowners, pursuant through which they purchase shares of our common stock at a discount to market prices (but within Internal Revenue Code Section 423 limits). Additionally, our executive travel and expense policy sets forth guidelines for our NEOs with respect to reimbursable expenses and generally requires: (i) a business purpose for business meals reimbursed by the Company, and (ii) personal aspects of business travel (other than incidental meals and other expenses) are paid by the executive.

Attributed costs of the personal benefits described above for the NEOs for the fiscal year ended December 31, 2014, if required to be disclosed, are included in the column captioned “All Other Compensation” of the “Summary Compensation Table” below.

Equity Grant Practices

The Company’s practice is to grant annual equity awards to eligible shareowners, including our NEOs, during the first quarter of the year. In the event of grants related to new hires or other off-cycle awards, the grants are made on the first trading day of the month following approval of the award.

Stock Ownership Guidelines

All of our non-employee directors, our CEO, and individuals holding a position of Vice President or higher are subject to stock ownership guidelines. Per our Corporate Governance Guidelines, which include the stock ownership guidelines, our CEO is required to hold a number of shares of the Company’s common stock with a value equal to three times (3x) the CEO’s base salary. All other individuals holding a position of Vice President or higher are required to hold a number of shares of the Company’s common stock with a value equal to such shareowner’s base salary. Non-employee directors are required to hold a number of shares of the Company’s common stock with a value equal to three times (3x) the annual cash retainer paid to them for service as a member of our Board. Each such shareowner, including the CEO and other executive officers, and non-employee directors, is required to achieve this ownership guideline within five years of being designated to the respective position. Any person who was already an officer or non-employee director on the date the stock ownership guidelines were adopted is required to achieve this ownership guideline by January 4, 2017. All NEOs achieved their stock ownership guideline requirement prior to or promptly after becoming an NEO.

Holding Periods on ESPP Purchases

In July 2014, the Committee approved an amendment to our Employee Stock Purchase Plan (“ESPP”) that requires shares purchased through the ESPP to be held for a minimum of six months. This policy applies to all ESPP purchases made after November 1, 2014 and is in addition to the share ownership guidelines described above.

Clawback Policy

The Board has adopted the NuVasive Incentive Compensation Recoupment Policy, under which our Board has authority to recover excess executive officer incentive compensation in the event of a material restatement of our financial statements. We believe that our strong financial controls in place provide a substantial safeguard against the risk of a financial restatement; however, if an extraordinary event were to occur and require a material restatement of the Company’s financial performance, the Committee is authorized to seek recovery of executive officer compensation achieved based upon any misstated financial information.

Employment, Severance and Change in Control Arrangements

Employment Arrangements

Other than as described below, we have no employment contracts with our NEOs.

On April 29, 2014, the Company entered into a Transition Services Agreement with Michael J. Lambert, the Company’s former Chief Financial Officer, pursuant to which Mr. Lambert continued to serve as the Company’s Chief Financial Officer through July 31, 2014 and as an Executive Officer of the Company and as a member of the Executive Committee through March 31, 2015. Per that Transition Services Agreement, effective August 1, 2014, Mr. Lambert’s base salary was be reduced from $482,500 to $241,250 per annum and his target bonus opportunity under the 2014 Executive Performance Bonus Plan was reduced from $337,750 to $232,203. If Mr. Lambert’s employment was terminated by the Company for reasons other than cause (as defined in the Transition Services Agreement), death, or disability prior to March 31, 2015 and he executed a release of all claims against the Company, he would have been credited with vesting service through March 31, 2015 with respect to the service-based vesting component of his outstanding equity awards. The foregoing information is a summary of select terms from the Transition Services Agreement, is not complete, and is qualified in its entirety by reference to the full text of such agreement, a copy of which was filed with the SEC on April 29, 2014.

Severance Arrangements

On May 13, 2014, the Committee approved and adopted the NuVasive, Inc. Executive Severance Plan (the “Executive Severance Plan”), which was designed to cover the Company’s Chief Executive Officer and all of the Company’s other named executive officers (as well as certain other executives as designated by the Committee). The Executive Severance Plan provides certain severance benefits upon an involuntary termination of employment by the Company that is not for cause (as defined in the Executive Severance Plan). Executive Severance Plan benefits are not provided in the event of termination of employment due to retirement, death or disability, except that Mr. Lukianov would have been entitled to Severance Plan benefits in the event of termination for death or disability. Furthermore, no benefits are provided under the Executive Severance Plan in any situation in which the executive is provided with severance benefits under any change in control agreement in connection with such a transaction.

Pursuant to the Executive Severance Plan, benefits for plan-participating executives other than our Chief Executive Officer consist of nine (9) months of outplacement assistance and a lump-sum cash payment equal to the sum of (i) the executive’s annual base salary, (ii) a pro rata portion (based on service from the beginning of the year until the date of termination of employment) of his/her annual incentive bonus target for the year in which the termination of employment occurs, and (iii) the after-tax cost of health benefits for a period of one (1) year from the date of termination of employment. The Executive Severance Plan provides benefits specific to the Company’s Chief Executive Officer that include nine (9) months of outplacement assistance and a lump-sum cash severance payment equal to the sum of: (i) two times (2x) the sum of his/her annual base salary and annual target incentive bonus in effect for the calendar year in which the termination of employment occurs; (ii) a pro rata portion (based on service from the beginning of the year until the date of termination of employment) of his/her cash performance award for the year in which termination of employment occurs based on actual performance for the relevant performance period; and (iii) the after-tax cost of health benefits for a period of two (2) years from the date of termination of employment. In addition, for Mr. Lukianov only, Executive Severance Plan benefits would have included (A) full vesting of all outstanding Company equity and long-term incentive awards to the extent vesting is based on service with the Company, with awards subject to performance conditions remaining subject to and payable in accordance with the performance conditions being measured pursuant to the terms and conditions of his/her respective awards agreements, and (B) the right to exercise all vested and unexercised stock options outstanding on the date of termination of employment for a period of twenty-four (24) months following the date of termination of employment or the remaining term thereof if shorter. All severance benefits under the Executive Severance Plan are conditioned upon the executive providing an effective release of claims against the Company. As of December 31, 2014, all NEOs with the exception of Keith Valentine were eligible for the Executive Severance Plan.

As of December 31, 2014, Keith C. Valentine was eligible for severance arrangements that were approved by the Committee prior to the adoption of the Executive Severance Plan, whereby, upon the termination of his employment, including his resignation for good reason, for reasons other than death, disability or cause, he would be entitled to receive, as severance, a lump-sum payment (less standard deductions and withholdings) equal to 150% of the sum of his (i) base salary, and (ii) most recently-paid performance bonus. All severance benefits under Mr. Valentine’s arrangement are conditioned upon Mr. Valentine providing an effective release of claims against the Company.

The specific amounts of compensation payable to each NEO upon the occurrence of the respective, above-described employment termination events - presumed, for illustrative purposes, to have been effective at December 31, 2014 - are shown in the tables below under the heading “Potential Payments Upon Termination or Change in Control”.

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As described in more detail on page 17, the Company underwent certain key leadership changes in 2015. In connection with such leadership changes and as related to severance arrangements: (i) Mr. Lukianov will receive a severance payment of $900,000, less applicable taxes and withholdings and payable in two equal installments, and will serve as a consultant to the Company through September 30, 2016 in exchange for a total consulting fee of $500,000 - during which time he will continue to vest in his previously-issued and outstanding equity awards in accordance with the terms and conditions of the equity plans and award agreements that they were issued pursuant to; (ii) Mr. Valentine’s above-described severance arrangement is scheduled to be triggered and paid (subject to the above-referenced an effective release of claims) upon his departure from the Company on April 30, 2015; and (iii) none of Messrs. Lukianov, Valentine and Lambert are eligible for severance benefits under the Executive Severance Plan. The foregoing information is a summary of select terms from agreements entered into with Messrs. Lukianov, Valentine and Lambert, is not complete, and is qualified in its entirety by reference to the pertinent text of the pertinent agreements, copies of which have been or will be filed with the SEC in Current Reports on Form 8-K or an exhibit to the respective Quarterly Filing on Form 10-Q, as appropriate.

Change in Control Arrangements

On May 13, 2014, the Committee approved and adopted a form of change in control agreement (the “Change in Control Agreements”), which form was designed to cover the Company’s Chief Executive Officer and all of the Company’s other named executive officers (as well as certain other executives as designated by the Committee).

The Change in Control Agreements require a “double-trigger” of events before any respective severance benefits are payable; there must be a change in control of the Company (as defined in the Change in Control Agreements) and the executive’s employment must be involuntarily terminated by the Company for reasons other than death, disability or cause (as defined in the Change in Control Agreements) or by the executive for good reason (as defined in the Change in Control Agreements) either in contemplation of the change in control or within a period of twenty-four (24) months following the change in control. The severance benefits under the Change in Control Agreement consists of (i) a lump-sum cash severance payment equal to the sum of (A) two times (2x) the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three (3) annual bonuses paid to the executive prior to the termination of employment; (B) a pro rata portion (based on the number of full and partial months in the calendar year prior to the executive’s termination date but not exceeding six (6) months’ worth) of the highest grant date fair value of the long-term cash and/or equity awards granted to the executive over the three (3) calendar year period prior to the calendar year of the termination of employment; (C) the after-tax cost of continued participation in the Company’s benefit plans for a period of twenty-four (24) months; and (D) a pro rata portion (based on the number of full and partial months in the calendar year prior to the executive’s termination date) of the greater of the executive’s target annual bonus for the year of termination or the highest of the three (3) annual bonuses paid to the executive prior to the termination of employment; (ii) full vesting of all Company equity and long-term incentive awards granted to the executive to the extent vesting is based on service with the Company; and (iii) the right to exercise all outstanding stock options or stock appreciation rights until the later of twenty-four (24) months following the executive officer’s separation from service or such later date as may be applicable under the terms of the award agreement, but by no later than the end of the maximum full term of the award; provided, however, that, if any stock option or stock appreciation right is cashed-out in connection with a change in control, the executive officer will receive a lump-sum cash payment equal to the time value of the right to exercise those awards for that period (based on the Black Scholes option pricing model). As of December 31, 2014, all NEOs with the exception of Keith Valentine have a Change in Control Agreement.

As of December 31, 2014, Keith C. Valentine, was eligible for change in control arrangements that were approved by the Committee prior to the adoption of the Change in Control Agreements, whereby, upon a change in control of the Company, he would receive accelerated vesting of half (1/2) of his unvested equity awards and the remaining half (1/2) of his unvested equity awards vest monthly over the following twelve (12) months or immediately in the event of his termination. Accelerated vesting applicable to any of his equity awards with performance-based vesting or performance-based cash awards is governed by the terms of the applicable award agreement. Additionally, if his employment was terminated other than for cause or he resigns for good reason following a change-in-control, he would be entitled to receive his above-described severance benefits. The specific amounts of compensation payable to each applicable NEO upon a benefit-triggering termination in connection with a change in control are shown in the tables below under the heading “Potential Payments Upon Termination or Change in Control”.

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As described in more detail on page 17, the Company underwent certain key leadership changes in 2015. In connection with such leadership changes and as related to change-in-control arrangements: (i) as a result of his termination of employment, Mr. Lukianov will not be entitled to benefits under his Change in Control Agreement, although, pursuant to his Separation and Consulting Agreements, he will be entitled to certain acceleration rights with respect to his equity in the event of a change of control of the Company prior to the end of his consultancy on September 30, 2016; and (ii) neither of Messrs. Valentine and Lambert are entitled to change of control benefits (under a Change in Control Agreement or otherwise) effective as of their April 30, 2015 and March 31, 2015 departures, respectively. The foregoing information is a summary of select terms from agreements entered into with Messrs. Lukianov, Valentine and Lambert, is not complete, and is qualified in its entirety by reference to the pertinent text of the pertinent agreements, copies of which have been or will be filed with the SEC in Current Reports on Form 8-K or an exhibit to the respective Quarterly Filing on Form 10-Q, as appropriate.

Effect of Tax and Accounting Considerations on Compensation Design

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), generally limits the deductibility of certain non “performance-based” compensation in excess of $1,000,000 paid in any one (1) year to the CEO and the three (3) NEOs, included above, other than the Company’s Chief Financial Officer. Qualifying performance-based compensation is not subject to this deduction limit if certain requirements are met. The Committee periodically reviews and considers the deductibility of executive compensation under Section 162(m) as a factor in designing our compensation programs and arrangements. A portion of our annual cash incentive awards is determined based upon the achievement of certain predetermined financial performance goals of the Company which is intended to better enable the Company to deduct such amounts pursuant to Section 162(m). In addition, our equity incentive plans contain limits on the number of equity awards that are intended to qualify as “performance-based” compensation under Section 162(m).

While we will continue to monitor our compensation programs in light of Section 162(m), the Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the Company’s stockholders. As a result, the Committee may conclude that paying compensation at levels that are not deductible under Section 162(m) is nevertheless in the best interests of the Company’s stockholders. In addition to the foregoing, the Committee also considers the accounting consequences to the Company of different compensation decisions and programs. While factors in the decision making process, neither Section 162(m), nor accounting consequences, compels any particular decision.

Trading Controls and Hedging, Short Sale and Pledging Policies

Executive officers, including the NEOs, are required to receive the permission of the Company’s General Counsel prior to entering into any transactions in Company securities, including gifts, grants and those involving derivatives. Generally, trading is permitted only during announced trading periods. Our NEOs may enter into a trading plan under Rule 10b5-1 of the 1934 Act. These trading plans may be entered into only during an open trading period and must be approved by the Company. The Company requires trading plans to include a waiting period and the trading plans may not be amended during their term. The NEO bears the full responsibility if he or she violates the Company policy by permitting shares to be bought or sold without pre-approval or when trading is restricted.

In addition, the Company prohibits its directors, officers and other shareowners from (i) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of equity securities, or (ii) otherwise engage in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of equity securities:

•	granted to a shareowner or director as compensation (or any designee of such shareowner or director); or

•	held, directly or indirectly by, a shareowner or director.

A LOOK AHEAD

As mentioned previously, the Committee values feedback from stockholders and has made additional design changes to the 2015 executive compensation program including:

•	Reducing the maximum payout under the 2015 Annual Performance Bonus Plan from 225% of target to 200% of target.

¡

The Committee believes a maximum payout of 200% under the Annual Performance Bonus Plan is market competitive and still provides significant incentive for NEOs to achieve the annual non-GAAP EPS, revenue, and non-GAAP operating margin performance goals underlying the plan.

•	Delivering the 2015 Annual Long-Term Incentive Award to NEOs in the following mix:

¡

50% RSUs that vest annually over four years (as compared to three years in previous years). RSUs granted to NEOs as part of the 2015 Annual Long Term Incentive Award are designed to be performance-based compensation under the Tax Code and to be fully tax deductible, and they include a 2015 non-GAAP EPS performance goal, which must be satisfied before the RSUs will vest;

¡	25% PRSUs measured on relative TSR over a three-year performance period (as compared to a two-year performance period for awards granted in 2014); and

¡	25% performance-based cash measured on non-GAAP operating margin percentage at the end of a three-year performance period.

The Committee believes this mix aligns with stockholder feedback in that it (i) supports an annual expected share usage burn rate of 2.0% or less under the 2014 Equity Incentive Plan, and (ii) balances retention with performance-based awards that focus NEOs on metrics that drive long-term stockholder value.

These examples highlight some of the changes the Committee made to the 2015 executive compensation program which were based on feedback from stockholders as well as what the Committee feels will drive long-term stockholder value.

REPORT OF THE COMPENSATION COMMITTEE

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on these reviews and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K or the annual meeting Proxy Statement on Schedule 14A.

Jack R. Blair (Chairperson)

Lesley H. Howe

Peter M. Leddy, Ph.D.

The preceding “Compensation Committee Report” shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2014, the Committee consisted of Jack R. Blair (Chairperson), Lesley H. Howe, Peter M. Leddy, Ph.D. and Gregory T. Lucier, all of whom were non-employee Directors during the fiscal year ended December 31, 2014. No member of the Committee had a relationship that would constitute an interlocking relationship as defined by SEC rules for the fiscal year ended December 31, 2014.

Simultaneously with his March 27, 2015 appointment as Interim Chief Executive Officer and Chairman of the Board, Mr. Lucier resigned from his seat on the Committee.

PROPOSAL 2 — APPROVE A NON-BINDING ADVISORY RESOLUTION REGARDING

THE 2014 COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that we provide our stockholders with the opportunity to cast a non-binding advisory vote on the endorsement of executive compensation for our Named Executive Officers through a non-binding advisory resolution such as:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers named in the Summary Compensation Table, as described in the Company’s 2015 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the “Compensation Discussion and Analysis,” the compensation tables, narrative disclosures and related footnotes describing Named Executive Officer compensation.”

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, our compensation principles and underlying programs are designed to attract, motivate and retain key executive talent that will drive the creation of sustainable long-term value for stockholders.

•

Our executive compensation programs are designed to ensure that a significant portion of pay should be variable or “at risk” and to link the realized value of compensation with Company performance and the returns delivered to stockholders.

•

We require executives to maintain a significant level of equity ownership in NuVasive and provide a meaningful portion of our executives’ total compensation in the form of equity-based long-term incentives, further driving the link between stockholder value and executive rewards.

•

We consistently monitor our executive compensation programs to ensure best practices against corporate governance standards as well as competitiveness against pay programs at companies in our industry of similar size and complexity.

Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. In addition, your vote will not create or imply any additional fiduciary duty on the part of the Board and will not restrict or limit the ability of our stockholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Compensation Committee values the opinion of our stockholders and will take into account the outcome of the vote when considering future executive compensation decisions for our Named Executive Officers. The Board and Compensation Committee however, retains the obligation and reserves the right to determine the executive compensation that is in the best interest of the Company and its stockholders irrespective of whether the stockholders approve the compensation for our Named Executive Officers.

Vote Required and Board’s Recommendation

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required for approval of the non-binding advisory vote on the compensation of the Company’s Named Executive Officers. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the non-binding vote on this matter.

The Board recommends that stockholders vote “FOR” approval of, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, which disclosure includes the “Executive Compensation Discussion and Analysis”, the compensation tables, narrative disclosures, and related footnotes describing Named Executive Officer compensation.

THEREFORE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL (ON AN

ADVISORY BASIS) OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE

OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION

2014 Summary Compensation Table

The following table shows for the annual periods ended December 31, 2014, 2013 and 2012, information concerning compensation awarded to, paid to, or earned by, the NEOs listed below.

Name and 2014 Position	Year	Salary ($)	Stock Awards (1) ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($) (2)
Alexis V. Lukianov (3)	2014	900,000	5,314,445	—	1,080,000	7,867	7,302,312
Chairman and CEO	2013	900,000	6,689,129	—	1,125,000	9,789	8,723,918
	2012	900,000	5,218,124	—	720,000	2,100	6,840,224

Keith C. Valentine (4)	2014	550,000	1,699,647	—	544,500	8,923	2,803,070
Chief Operating Officer	2013	550,000	2,139,295	—	544,500	7,047	3,240,842
	2012	550,000	1,615,889	—	400,000	2,100	2,567,989
Patrick S. Miles	2014	545,717	1,508,180	—	589,680	9,794	2,653,371
President, Global Products and Services	2013	520,000	1,734,385	—	561,600	9,376	2,825,360
	2012	520,000	1,439,784	—	375,000	2,100	2,336,884

Michael J. Lambert (5)	2014	387,546	1,278,982	—	200,000	2,434	1,868,962
Executive Vice President and CFO	2013	482,500	1,609,802	—	371,910	7,385	2,471,596
	2012	482,500	1,251,821	—	275,000	2,100	2,011,421
Quentin S. Blackford (6)	2014	380,513	883,424	—	348,600	2,820	1,615,357
Executive Vice President and CFO

Jason M. Hannon	2014	454,086	1,250,295	—	381,553	3,426	2,089,360
Executive Vice President, Corporate Development and General Counsel

(1)

Represents the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718. For more information on how this amount is calculated, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 24, 2015.

(2)	Amounts in this column may not equal the sum of the amounts in each applicable column of this table due to rounding.

(3)	Mr. Lukianov resigned as Chairman of the Board and CEO effective March 27, 2015.

(4)	Mr. Valentine stepped down as Chief Operating Officer on February 1, 2015 and subsequently left the Company on April 30, 2015.

(5)

Mr. Lambert retired from his position as Chief Financial Officer on August 1, 2014, but continued as an Executive Officer and received compensation pursuant to the terms of the Transition Services Agreement summarized under the heading “Employment, Severance and Change in Control Arrangements” above. The compensation amounts reflected in this table include all of Mr. Lambert’s 2014 compensation.

(6)	Mr. Blackford was appointed Chief Financial Officer on August 1, 2014.

Grant of Plan-Based Awards

The following table sets forth information regarding grants of restricted stock awards and potential cash payments made to our NEOs during the fiscal year ended December 31, 2014.

	Estimated Possible Payments Under Non-Equity Incentive Plan Awards (1)				Estimated Possible Payments Under Equity Incentive Plan Awards (5)			All Other Stock Awards: Number of Shares of Stock Units (#)	Exercise or Base Price of Stock Awards ($/Sh)	Grant Date Fair Value of Stock Awards ($) (9)
Name	Threshold (2)	Target (3)	Maximum (4)	Grant Date	Threshold (6)	Target (7)	Maximum (8)

Alexis V. Lukianov
- Annual Bonus Plan	148,500	900,000	2,025,000	—	—	—	—	—	—	—
- Performance RSUs	—	—	—	2/19/2014	7,008	56,066	140,165	—	36.39	3,274,167
- RSUs	—	—	—	2/19/2014	—	—	—	56,067	36.39	2,040,278
Keith C. Valentine
- Annual Bonus Plan	81,675	495,000	1,113,750	—	—	—	—	—	—	—
- Performance RSUs	—	—	—	2/19/2014	2,241	17,931	44,828	—	36.39	1,047,138
- RSUs	—	—	—	2/19/2014	—	—	—	17,931	36.39	652,509
Patrick S. Miles
- Annual Bonus Plan	81,081	491,400	1,105,650	—	—	—	—	—	—	—
- Performance RSUs	—	—	—	2/19/2014	1,989	15,911	39,778	—	36.39	929,179
- RSUs	—	—	—	2/19/2014	—	—	—	15,911	36.39	579,001
Michael J. Lambert
- Annual Bonus Plan	38,313	232,203	522,457	—	—	—	—	—	—	—
- Performance RSUs	—	—	—	2/19/2014	1,687	13,493	33,733	—	36.39	787,972
- RSUs	—	—	—	2/19/2014	—	—	—	13,493	36.39	491,010
Quentin S. Blackford
- Annual Bonus Plan	47,933	290,500	653,625	—	—	—	—	—	—	—
- RSUs	—	—	—	1/26/2014	—	—	—	23,697	37.28	883,424
Jason M. Hannon
- Annual Bonus Plan	52,464	317,961	715,412	—	—	—	—	—	—	—
- Performance RSUs	—	—	—	2/19/2014	1,649	13,190	32,975	—	36.39	770,274
- RSUs	—	—	—	2/19/2014	—	—	—	13,191	36.39	480,020

(1)

Represents the hypothetical payments possible under our NEOs’ respective non-equity bonus plan as described in “Annual Performance Bonus Plan” above. The amounts actually paid to our NEOs for 2014 are set forth above in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation”.

(2)

The Threshold payment for this cash award would be applicable in the event that the Company achieves 92.5% of its 2014 revenue goal and fails to achieve at least 93.8% of its non-GAAP operating margin goal. Under this scenario, our NEOs would earn 16.5% of their respective Target payment. This Threshold amount would still be subject to a modifier of between -100% to +50% dependent upon the Compensation Committee’s subjective evaluation of each individual NEOs nonfinancial performance objectives. Company or individual performance below the Threshold amount would result in no bonus being earned.

(3)	The Target payment is set as a percentage of the NEOs’ salary as discussed under the heading “Annual Performance Bonus Plan” above.

(4)

Represents the 2014 “Maximum Bonus Amount” per the terms of the 2014 Bonus Plan, equal to 225% of each individual’s Target Bonus Amount which could have been achieved if all metrics were met at the high end. This Maximum payment amount would still be subject to a modifier of up to -100% dependent upon the Compensation Committee’s subjective evaluation of each individual NEOs nonfinancial performance objectives.

(5)

Represents the hypothetical payments possible under our NEOs’ respective equity incentive plan as described under the heading “2014 Annual Long Term Incentive Awards” above. The number of shares actually awarded to our NEOs for 2014 are set forth under the heading “2014 Annual Long Term Incentive Awards” above.

(6)

The Threshold total is based upon the Company (i) having a TSR percentile ranking of 30% relative to the Dow Jones Medical Device Index and (ii) failing to achieve at least 28.6% of its revenue goal, both of which are measured over a two (2) year performance period (2014-2015). Under this scenario, our NEOs would earn 12.5% of their respective Target grant of PRSUs.

(7)	The Target number of PRSUs was established by the Compensation Committee in January 2014, as discussed under the heading “2014 Annual Long Term Incentive Awards”.

(8)

The Maximum total is based upon the Company (i) having a TSR percentile ranking of 90% relative to the Dow Jones Medical Device Index, and (ii) achieving 185.7% of its revenue goal, both of which are measured over two (2)-year performance period (2014-2015). Under this scenario, our NEOs would earn 250% of their respective Target grant of PRSUs.

(9)

The amounts represent the grant date valuation at target of the awards computed in accordance with the FASB ASC Topic 718. For more information, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 24, 2015. As compared to the summary of PRSU and RSU target grant amounts under the 2014 Long-Term Incentive Program for NEOs provided in the Compensation Discussion and Analysis above, the amounts listed here will reflect remedial variances from such target amounts due to the inability to grant fractional share amounts.

Outstanding Equity Awards at December 31, 2014

The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2014.

Option Awards (1),(2)					Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares (#) or Units of Unvested Stock		Market Value of Shares or Units of Unvested Stock ($) (3)

Alexis V. Lukianov	225,000	—	18.31	1/3/2016	473,627	(4)	$22,336,249
	300,000	—	23.24	1/16/2017
	400,000	—	38.94	1/4/2018
	400,000	—	34.82	1/2/2019
	350,000	—	32.8	1/4/2020
	293,750	6,250	26.62	1/3/2021
Keith C. Valentine	21,534	—	18.31	1/3/2016	151,990	(5)	$7,167,848
	144,214	—	23.24	1/16/2017
	196,729	—	38.94	1/4/2018
	197,129	—	34.82	1/2/2019
	171,952	—	32.8	1/4/2020
	128,516	2,734	26.62	1/3/2021
	18,360	391	27.46	1/28/2021
Patrick S. Miles	139	—	18.31	1/3/2016	127,606	(6)	$6,017,899
	150,000	—	38.94	1/4/2018
	150,000	—	34.82	1/2/2019
	125,000	—	32.8	1/4/2020
	75,383	1,953	26.62	1/3/2021
	24,479	521	27.46	1/28/2021
Michael J. Lambert	10,520	—	38.01	11/9/2019	124,402	(7)	$5,866,798
Quentin S. Blackford	3,500	—	38.68	2/9/2019	56,589	(8)	$2,668,737
	1,042	—	29.95	2/19/2020
	3,385	260	26.62	1/3/2021
Jason M. Hannon	6,754	—	23.24	1/16/2017	104,931	(9)	$4,948,546
	100,000	—	38.94	1/4/2018
	100,000	—	34.82	1/2/2019
	100,000	—	32.80	1/4/2020
	48,958	1,042	26.62	1/3/2021

(1)

All option awards vest 25% on the one (1)-year anniversary of the grant date, with the remaining shares vesting in thirty-six (36) equal monthly installments thereafter. All option grants have a term of ten years from the date of issuance.

(2)	Information regarding potential acceleration of certain equity awards for the NEOs is provided under the heading “Potential Payments Upon Termination or Change in Control” below.

(3)	Reflects the result of the number of vested shares underlying applicable equity awards multiplied by $47.16, the closing market price of our common stock on December 31, 2014.

(4)

Represents (i) 8,333 RSU awards subject to time-based vesting requirements pursuant to which the total shares subject to the award vest in four (4) equal annual installments beginning on the one (1)-year anniversary of the first day of the month of grant, (ii) 170,328 RSU awards subject to time-based vesting requirements pursuant to which the total shares subject to each award vest in three (3) equal annual installments beginning on the one (1)-year anniversary of the first day of the month of grant; (iii) 53,326 RSU awards that were subject to performance-based vesting requirements over fiscal year 2012 (which such performance criteria was satisfied), which vested in equal installments on March 1, 2013, March 1, 2014, and March 1, 2015 (the last 1/3 of which was treated as unvested for purposes of this table), (iv) 185,574 RSU awards that were subject to performance-based vesting requirements over fiscal year 2013 (which such performance criteria was satisfied), half (1/2) of which vested on February 1, 2014 and February 1, 2015, respectively (1/2 of which was treated as unvested for purposes of this table), and (v) 56,066 RSU awards that are subject to performance-based vesting requirements over the two fiscal year period of 2014 and 2015.

(5)

Represents (i) 4,165 RSU awards subject to time-based vesting requirements pursuant to which the total shares subject to the award vest in four (4) equal annual installments beginning on the one (1)-year anniversary of the first day of the month of grant, (ii) 54,031 RSU awards subject to time-based vesting requirements pursuant to which the total shares subject to each award vest in three (3) equal annual installments beginning on the one (1)-year anniversary of the first day of the month of grant; (iii) 16,513 RSU awards that were subject to performance-based vesting requirements over fiscal year 2012 (which such performance criteria was satisfied), which vested in equal installments on March 1, 2013, March 1, 2014, March 1, 2015 (the last 1/3 of which was treated as unvested for purposes of this table), (iv) 59,350 RSU awards that were subject to performance-based vesting requirements over fiscal year 2013 (which such performance criteria was satisfied), half (1/2) of which vested on February 1, 2014 and February 1, 2015, respectively (1/2 of which was treated as unvested for purposes of this table), and (v) 17,931 RSU awards that are subject to performance-based vesting requirements over the two fiscal year period of 2014 and 2015.

(6)

Represents (i) 2,604 RSU awards subject to time-based vesting requirements pursuant to which the total shares subject to the award vest in four (4) equal annual installments beginning on the one (1)-year anniversary of the first day of the month of grant, (ii) 46,262 RSU awards subject to time-based vesting requirements pursuant to which the total shares subject to each award vest in three (3) equal annual installments beginning on the one (1)-year anniversary of the first day of the month of grant; (iii) 14,714 RSU awards that were subject to performance-based vesting requirements over fiscal year 2012 (which such performance criteria was satisfied), which vested in equal installments on March 1, 2013, March 1, 2014, and March 1, 2015 (the last 1/3 of which was treated as unvested for purposes of this table), (iv) 48,115 RSU awards that were subject to performance-based vesting requirements over fiscal year 2013 (which such performance criteria was satisfied), half (1/2) of which vested on February 1, 2014 and February 1, 2015, respectively (1/2 of which was treated as unvested for purposes of this table), and (v) 15,911 RSU awards that are subject to performance-based vesting requirements over fiscal year 2014 and 2015.

(7)

Represents (i) 12,500 RSU awards subject to time-based vesting requirements pursuant to which the total shares subject to the award vest in four (4) equal annual installments beginning on the one (1)-year anniversary of the first day of the month of grant, (ii) 40,957 RSU awards subject to time-based vesting requirements pursuant to which the total shares subject to each award vest in three (3) equal annual installments beginning on the one (1)-year anniversary of the first day of the month of grant; (iii) 12,792 RSU awards that were subject to performance-based vesting requirements over fiscal year 2012 (which such performance criteria was satisfied), which vested in equal installments on March 1, 2013, March 1, 2014, and March 1, 2015 (the last 1/3 of which was treated as unvested for purposes of this table), (iv) 44,660 RSU awards that were subject to performance-based vesting requirements over fiscal year 2013 (which such performance criteria was satisfied), half (1/2) of which vested on February 1, 2014 and February 1, 2015, respectively (1/2 of which was treated as unvested for purposes of this table), and (v) 13,493 RSU awards that are subject to performance-based vesting requirements over fiscal year 2014 and 2015.

(8)

Represents 56,589 RSU awards subject to time-based vesting requirements pursuant to which the total shares subject to the award vest in four (4) equal annual installments beginning on the one (1)-year anniversary of the first day of the month of grant.

(9)

Represents (i) 4,166 RSU awards subject to time-based vesting requirements pursuant to which the total shares subject to the award vest in four (4) equal annual installments beginning on the one (1)-year anniversary of the first day of the month of grant, (ii) 36,160 RSU awards subject to time-based vesting requirements pursuant to which the total shares subject to each award vest in three (3) equal annual installments beginning on the one (1)-year anniversary of the first day of the month of grant; (iii) 7,756, RSU awards that were subject to performance-based vesting requirements over fiscal year 2012 (which such performance criteria was satisfied), which vested in equal installments on March 1, 2013, March 1, 2014, and March 1, 2015 (the last 1/3 of which was treated as unvested for purposes of this table), (iv) 43,659 RSU awards that were subject to performance-based vesting requirements over fiscal year 2013 (which such performance criteria was satisfied), half (1/2) of which vested on February 1, 2014 and February 1, 2015, respectively (1/2 of which was treated as unvested for purposes of this table), and (v) 13,190 RSU awards that are subject to performance-based vesting requirements over fiscal year 2014 and 2015.

2014 Option Exercises

The following table sets forth information regarding options exercised by our NEOs during the fiscal year ended December 31, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized upon Settlement/Vesting (2) ($)
Alexis V. Lukianov	37,217	880,322	326,148	12,002,939
Keith C. Valentine	94,776	2,282,540	104,825	3,832,406
Patrick S. Miles	94,703	2,072,601	86,619	3,160,882
Michael J. Lambert	9,480	75,745	101,412	3,627,739
Quentin S. Blackford	20,313	249,450	20,965	725,461
Jason M. Hannon	53,246	1,302,163	70,236	2,598,231
(1)	Represents the amount by which the aggregate fair market value of the shares when exercised exceeded the aggregate exercise price for such shares.
(2)	Reflects the product of (x) the number of shares that vested during 2014, times (y) the closing price of our common stock on NASDAQ on the applicable vesting date.

Potential Payments Upon Termination or Change in Control

The following tables reflect estimates of the amounts which would be paid out to the executives upon an applicable termination event (with different scenarios outlined on a column-by-column basis). The actual amounts to be paid-out can only be determined at the time of such executive’s separation from the Company. For purposes of this illustrative exercise, an effective date of December 31, 2014 was used and the target award amount was used for performance-based awards with open performance periods. As noted above, due to certain key leadership changes in 2015, each of Messrs. Lukianov, Valentine and Lambert’s status with the Company has changed and any post-2014 payments upon termination or change of control are more specifically described under the heading “Employment, Severance and Change in Control Arrangements” above, as qualified in its entirety by reference to the pertinent agreements between the Company and each of such former executives, copies of which have been or will be filed with the SEC in Current Reports on Form 8-K or an exhibit to the respective Quarterly Filing on Form 10-Q, as appropriate.

The following table describes the potential payments upon termination or change in control of NuVasive for Alexis V. Lukianov, NuVasive’s Chairman & Chief Executive Officer assuming an effective date of December 31, 2014 (1):

Executive Benefits and Payments Upon Termination	Voluntary Termination For Good Reason	Involuntary Termination Other than For Cause	Termination for Cause	Termination Following Change in Control (2)
Cash Severance	-	$4,500,000 (3)	-	$6,540,260 (4)
Long-Term Incentive Acceleration (5)	-	$22,464,671	-	$22,464,671
Health Benefits (6)	-	$73,880	-	$73,880
Outplacement Assistance	-	$25,000	-	-
Total:	-	$27,063,551	-	$29,078,811

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $900,000 with annual incentive opportunity equal to 100% of base salary.

(2)	Based on involuntary termination or termination for good reason within two years of a change in control.

(3)

Reflects a severance benefit in an amount equal to two times (2x) the sum of the executive’s annual base salary and annual target incentive bonus plus a pro rata annual cash performance award. For Mr. Lukianov only, termination as a result of death or disability would have been treated as an Involuntary Termination Other than For Cause.

(4)

Reflects a severance benefit in an amount equal to two times (2x) the sum of the executive’s annual base salary, plus (i) the greater of the executive’s target annual bonus for the year of termination or the highest of the three (3) annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the annual long-term incentive award.

(5)

Reflects acceleration of unvested LTI awards, at a Company stock price of $47.16 / share (the closing price on December 31, 2014). The NEO may also have vested Company stock options and/or hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twenty-four (24) months.

The following table describes the potential payments upon termination or change in control of NuVasive for Keith C. Valentine, NuVasive’s Chief Operating Officer assuming an effective date of December 31, 2014 (1):

Executive Benefits and Payments Upon Termination	Voluntary Termination For Good Reason	Involuntary Termination Other than For Cause	Termination for Cause	Termination Following Change in Control
Cash Severance	$1,641,750 (2)	$1,641,750 (2)	-	$1,641,750 (2)
Long-Term Incentive Acceleration (3)	-	-	-	$7,231,708
Health Benefits	-	-	-	-
Outplacement Assistance	-	-	-	-
Total:	$1,641,750	$1,641,750	-	$8,873,457

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $550,000 with annual incentive opportunity equal to 90% of base salary.

(2)

Reflects a severance benefit under a voluntary termination for good reason, involuntary termination other than for cause, or termination following a change in control equal to one and half times (1.5x) base salary and prior year’s annual bonus.

(3)

Reflects acceleration of unvested LTI awards, at a Company stock price of $47.16 / share (the closing price on December 31, 2014). The NEO may also have vested Company stock options and/or hold additional shares of Company stock.

The following table describes the potential payments upon termination or change in control of NuVasive for Patrick S. Miles, NuVasive’s President, Global Products and Services assuming an effective date of December 31, 2014 (1):

Executive Benefits and Payments Upon Termination	Voluntary Termination For Good Reason	Involuntary Termination Other than For Cause	Termination for Cause	Termination Following Change in Control (2)
Cash Severance	-	$1,037,400 (3)	-	$3,145,201 (4)
Long-Term Incentive Acceleration (5)	-	-	-	$6,068,277
Health Benefits (6)	-	$34,982	-	$71,363
Outplacement Assistance	-	$25,000	-	-
Total:	-	$1,097,382	-	$9,284,842

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $546,000 (current) with annual incentive opportunity equal to 90% of base salary.

(2)	Based on involuntary termination or termination for good reason within two years of a change in control.

(3)	Reflects a severance benefit equal to one times (1x) the executives annual base salary plus a pro-rata annual cash performance award.

(4)

Reflects a severance benefit in an amount equal to two times (2x) the sum of the executive’s annual base salary, plus (i) the greater of the executive’s target annual bonus for the year of termination or the highest of the three (3) annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the annual long-term incentive award

(5)

Reflects acceleration of unvested LTI awards, at a Company stock price of $47.16 / share (the closing price on December 31, 2014). The NEO may also have vested Company stock options and/or hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twenty-four (24) months.

The following table describes the potential payments upon termination or change in control of NuVasive for Michael J. Lambert, NuVasive’s Executive Vice President and former Chief Financial Officer assuming an effective date of December 31, 2014 (1):

Executive Benefits and Payments Upon Termination	Voluntary Termination For Good Reason	Involuntary Termination Other than For Cause	Termination for Cause	Termination Following Change in Control
Cash Severance	-	-	-	-
Long-Term Incentive Acceleration (2)	-	$4,405,122	-	$4,405,122
Health Benefits	-	-	-	-
Outplacement Assistance	-	-	-	-
Total:	-	$4,405,122	-	$4,405,122

(1)

Pursuant to the terms and conditions of the Transition Services Agreement filed in the 8-K on April 29th, 2014, Mr. Lambert is not entitled to non-LTI cash compensation following termination or change in control, but with respect to the service-based vesting component of his outstanding equity awards, if his employment was terminated by the Company for reasons other than cause, death, or disability prior to March 31, 2015 and he executed a release of all claims against the Company, he would have been credited with vesting service through March 31, 2015

(2)

Reflects acceleration of unvested LTI awards through March 31, 2015, at a Company stock price of $47.16 / share (the closing price on December 31, 2014). The NEO may also have vested Company stock options and/or hold additional shares of Company stock.

The following table describes the potential payments upon termination or change in control of NuVasive for Quentin S. Blackford, NuVasive’s Executive Vice President and Chief Financial Officer assuming an effective date of December 31, 2014 (1):

Executive Benefits and Payments Upon Termination	Voluntary Termination For Good Reason	Involuntary Termination Other than For Cause	Termination for Cause	Termination Following Change in Control (2)
Cash Severance	-	$705,500 (3)	-	$2,143,212 (4)
Long-Term Incentive Acceleration (5)	-	-	-	$2,674,078
Health Benefits (6)	-	$36,215	-	$73,880
Outplacement Assistance	-	$25,000	-	-
Total:	-	$766,715	-	$4,891,169

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $415,000 (current) with annual incentive opportunity equal to 70% of base salary.

(2)	Based on involuntary termination or termination for good reason within two years of a change in control.

(3)	Reflects a severance benefit equal to one times (1x) the executives annual base salary plus a pro-rata annual cash performance award.

(4)

Reflects a severance benefit in an amount equal to two times (2x) the sum of the executive’s annual base salary, plus (i) the greater of the executive’s target annual bonus for the year of termination or the highest of the three (3) annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the annual long-term incentive award.

(5)

Reflects acceleration of unvested LTI awards, at a Company stock price of $47.16 / share (the closing price on December 31, 2014). The NEO may also have vested Company stock options and/or hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twenty-four (24) months.

The following table describes the potential payments upon termination or change in control of NuVasive for Jason M. Hannon, NuVasive’s Executive Vice President, Corporate Development and General Counsel assuming an effective date of December 31, 2014 (1):

Executive Benefits and Payments Upon Termination	Voluntary Termination For Good Reason	Involuntary Termination Other than For Cause	Termination for Cause	Termination Following Change in Control (2)
Cash Severance	-	$772,191 (3)	-	$2,342,345 (4)
Long-Term Incentive Acceleration (5)	-	-	-	$4,969,996
Health Benefits (6)	-	$40,400	-	$82,416
Outplacement Assistance	-	$25,000	-	-
Total:	-	$837,591	-	$7,394,757

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $454,230 (current) with annual incentive opportunity equal to 70% of base salary.

(2)	Based on involuntary termination or termination for good reason within two years of a change in control.

(3)	Reflects a severance benefit equal to one times (1x) the executives annual base salary plus a pro-rata annual cash performance award.

(4)

Reflects a severance benefit in an amount equal to two times (2x) the sum of the executive’s annual base salary, plus (i) the greater of the executive’s target annual bonus for the year of termination or the highest of the three (3) annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the annual long-term incentive award.

(5)

Reflects acceleration of unvested LTI awards, at a Company stock price of $47.16 / share (the closing price on December 31, 2014). The NEO may also have vested Company stock options and/or hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of twenty-four (24) months.

Director Compensation

Non-employee directors receive fees from the Company for their services as members of the Board and any committee of the Board. We pay our non-employee directors cash retainers and make equity award grants for their service on the Board. No director compensation is paid to any director who is also an employee of the Company. The following table sets forth the non-employee director compensation schedule for 2014:

Position	Annual Retainer
Board	$50,000
Lead Independent Director*	$15,000
Audit Committee	$15,000
Chairperson of Audit Committee*	$20,000
Nominating and Corporate Governance Committee	$5,000
Chairperson of Nominating and Corporate Governance Committee*	$10,000
Compensation Committee	$10,000
Chairperson of the Compensation Committee*	$15,000

*	Lead Independent Director and Committee Chair retainers are in addition to the member retainer

In addition, the Compensation Committee adopted the following equity award compensation components for non-employee directors, effective as of May 14, 2014:

•

An annual grant of RSUs commencing at the Annual Meeting of Stockholders in 2014 for each non-employee director to be the equivalent of $125,000 with the number of RSUs awarded being determined using the grant date fair value (closing price) (the “Annual RSUs”).

•

An initial grant of RSUs to each newly appointed non-employee director to be the equivalent of $200,000 with the number of RSUs awarded being determined using the grant date fair value (closing price) (the “Initial RSUs”).

The Initial RSUs “cliff” vest two (2) years from the date of grant. The Annual RSUs “cliff” vest on the twelve (12)-month anniversary of the grant date. All equity awards granted to directors under the 2014 EIP are settled upon the earlier of (i) the Director’s separation from service within the meaning of Section 409A (as defined in the 2014 EIP), or (ii) immediately prior to the consummation of a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A; provided, however, that, the Directors have the option annually to make an election before December 31st of the calendar year prior to the year an award is issued for settlement of each annual award on an earlier, specified date no sooner than the vesting date.

In January 2012, our Board adopted stock ownership guidelines for our Board. Per our revised Corporate Governance Guidelines, which includes the stock ownership guidelines, our non-employee directors are required to hold a number of shares of the Company’s common stock with a value equal to three times the annual cash retainer for Board service paid to non-employee directors, subject to the terms of the stock ownership guidelines. Each such non-employee director is required to achieve this ownership guideline within five (5) years of becoming a non-employee director. Any person who was an already a non-employee director on the adoption date is required to achieve this ownership guideline by January 4, 2017.

Director Summary Compensation Table

The following table summarizes director compensation during the fiscal year ended December 31, 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Jack R. Blair	78,750	123,484	202,234
Peter C. Farrell, Ph.D., AM.	76,250	123,484	199,734
Lesley H. Howe	95,000	123,484	218,484
Peter M. Leddy, Ph.D.	60,000	123,484	183,484
Gregory T. Lucier	72,500	123,484	195,984
Eileen M. More	70,000	123,484	193,484
Leslie V. Norwalk, Esq.	36,250	321,058	357,308
Richard W. Treharne, Ph.D.(2)	32,500	-	32,500
Robert J. Hunt(2)	35,000	-	35,000

(1)

Represents the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718. The fair value of RSUs is based on the stock price on the date of grant. For more information on how this amount is calculated, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 24, 2015.

(2)	Retired following the 2014 annual meeting.

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by the Board, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and approving the services and related fees of the independent registered public accounting firm. The Audit Committee consists of four members, each of whom meets the independence and qualification standards for audit committee membership set forth in the listing standards provided by NASDAQ.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting. The Audit Committee appointed Ernst & Young to audit the Company’s financial statements and the effectiveness of the related systems of internal control over financial reporting for the 2014 year.

The Audit Committee is kept apprised of the progress of the documentation, testing and evaluation of the Company’s system of internal controls over financial reporting, and provides oversight and advice to management. In connection with this oversight, the Audit Committee receives periodic updates provided by management and Ernst & Young at each regularly scheduled Audit Committee meeting. The Audit Committee also holds regular private sessions with Ernst & Young to discuss their audit plan for the year, the financial statements and risks of fraud. At the conclusion of the process, management provides the Audit Committee with and the Audit Committee reviews a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the Company’s 2014 Annual Report filed with the SEC, as well as Ernst & Young’s Report of Independent Registered Public Accounting Firm included in the Company’s 2014 Annual Report.

The Audit Committee pre-approves all services to be provided by the Company’s independent registered public accounting firm, Ernst & Young. Pre-approval is required for audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to one year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have delegated authority from the Audit Committee to pre-approve additional services, and such pre-approval is later reported to the full Audit Committee. See “Principal Accountant Fees and Services” for more information regarding fees paid to Ernst & Young for services in fiscal years 2014 and 2013.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•

reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2014 with the Company’s management and Ernst & Young, the Company’s independent registered public accounting firm;

•	discussed with Ernst & Young the matters required to be discussed under Auditing Standard No. 16, Communications with Audit Committees, issued by the PCAOB;

•

received and reviewed the Letter from Ernst & Young required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent accountant’s communications with the Audit Committee concerning independence, discussed with the independent registered public accounting firm its independence, and concluded that the non-audit services performed by Ernst & Young are compatible with maintaining its independence;

•	based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the Company’s 2014 Annual Report filed with the SEC; and

•	instructed the independent registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

The Audit Committee met seven times in 2014.

This report for 2014 is provided by the undersigned members of the Audit Committee of the Board.

Lesley H. Howe (Chairperson)

Eileen M. More

Leslie V. Norwalk

The preceding “Report of the Audit Committee” shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

Principal Accountant Fees and Services

The Audit Committee has appointed Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, and is asking the stockholders to ratify this appointment.

In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company’s stockholders.

The following table presents the fees for professional audit services rendered by Ernst & Young and fees billed for other services rendered by Ernst & Young for fiscal years 2014 and 2013.

	Fiscal Year 2014	Fiscal Year 2013
Audit Fees (1)	$1,151,325	$1,090,478
Audit-Related Fees (2)	$27,000	$105,086
Tax Fees (3)	$177,814	$177,950
All Other Fees (4)	$4,495	$1,995

Total	$1,360,634	$1,375,509

(1)

Audit fees represent fees and out-of-pocket expenses whether or not yet invoiced for professional services provided in connection with the audit of the Company’s financial statements, review of the Company’s quarterly financial statements, review of registration statements on Form S-8, and audit services provided in connection with other regulatory filings.

(2)

Audit Related Fees consist of fees billed in the indicated year for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements but not listed as “Audit Fees”.

(3)	Tax Fees consist of fees incurred related to tax compliance services and consultation services on various domestic and international tax matters.

(4)	Includes amounts billed for annual subscriptions to Ernst and Young’s online resource library and online document repository.

All fees paid to Ernst & Young for the periods presented were pre-approved by the Audit Committee.

PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, the stockholders will be asked to ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The proposal to ratify the appointment of Ernst & Young requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions are considered present and entitled to vote with respect to this proposal and will, therefore, be treated as votes against this proposal. Broker non-votes with respect to this proposal will not be considered as present and entitled to vote on the proposal, which will therefore reduce the number of affirmative votes needed to approve this proposal.

THEREFORE, THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

APPOINTMENT OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

ADDITIONAL INFORMATION

Stockholders Sharing the Same Address

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a “Street-Name Stockholder”) and share a single address, if applicable, only one 2014 Annual Report and Proxy Statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding”, is intended to reduce the Company’s printing and postage costs. However, any such Street-Name Stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: (858) 909-1800 or by mail at 7475 Lusk Boulevard, San Diego, CA 92121. The voting instruction sent to a Street-Name Stockholder should provide information on how to request (1) householding of future Company materials, or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above.

Communications with Directors

Any stockholder who desires to contact any member of the Board or management can send an e-mail to investorrelations@nuvasive.com or write to:

NuVasive, Inc.

Attn: Investor Relations

7475 Lusk Boulevard

San Diego, CA 92121

Your correspondence should indicate that you are a stockholder of the Company. Comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of Directors and other corporate governance matters will be referred to members of the Nominating Committee. For all other matters, our investor relations personnel will, depending on the subject matter:

•	forward the communication to the Director or Directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about the Company, or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Stockholder Proposals for 2016 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in our proxy materials for our 2016 Annual Meeting of Stockholders must do so by sending such proposal to our Corporate Secretary at our principal executive offices at 7475 Lusk Boulevard, San Diego, CA 92121, Attention: Corporate Secretary. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2016 Annual Meeting of Stockholders is January 1, 2016; provided, however, that, in the event that the Company holds the annual meeting of stockholders to be held in 2016 more than 30 days before or after the one-year anniversary date of our 2015 Annual Meeting, the Company will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q, or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2016 Annual Meeting of Stockholders, any such stockholder proposal must be received by our Corporate Secretary on or before January 1, 2016 (subject to Company adjustment as provided above), and comply with the procedures and requirements in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our Bylaws discussed below. Any stockholder proposal received after January 1, 2016 (or any Company-directed amended date as provided above) will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Bylaws.

Advance Notice for Proposals for Business to be Discussed at the 2016 Annual Meeting.

The Company’s Bylaws state the procedures for a stockholder to bring a stockholder proposal or nominate an individual to serve as a Director of the Board. The Company’s Bylaws provide that advance notice of a stockholder’s proposal or nomination of an individual to serve as a Director must be delivered to the Secretary of the Company at the Company’s principal executive offices not earlier than the 120th day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., February 13, 2016), nor later than the close of business on the 90th day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., March 14, 2016). However, the Bylaws also provide that, in the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than 30 days from the previous year’s annual meeting as specified in the Company’s notice of meeting, this advance notice must be given not earlier than the 120th day, nor later than the close of business on the later of the 90th day, prior to the date of such annual meeting, or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company.

A copy of our Bylaws may be obtained by written request to the Corporate Secretary at 7475 Lusk Boulevard, San Diego, CA 92121.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business the Board intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

Gregory T. Lucier

Chairman of the Board and Interim Chief Executive Officer

San Diego, California

April 30, 2015

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE NUVASIVE, INC. ANNUAL MEETING OF STOCKHOLDERS IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS (THE “NOTICE”) YOU RECEIVED IN THE MAIL, THE QUESTION “HOW DO I VOTE?”, OR, IF YOU REQUESTED PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.

APPENDIX 1

The non-GAAP financial measures included in this proxy statement are non-GAAP operating margin and non-GAAP EPS. We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful information regarding our operating performance for the reasons discussed in the proxy statement. These Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP, and may be different from Non-GAAP measures used by other companies. Set forth below are reconciliations of the Non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of non-GAAP* operating margin % (% is rounded to the nearest tenth)
2014 Actuals
Non-GAAP Gross Margin % [A]	76.1%
Non-cash stock based compensation	0.0%

GAAP Gross Margin [D]	76.1%

Non-GAAP Sales, Marketing & Administrative Expense [B]	54.9%
Non-cash stock based compensation	4.1%
Certain intellectual property litigation expenses	0.9%
Leasehold related charges	1.4%
One-time and acquisition related items [1]	0.3%

GAAP Sales, Marketing & Administrative Expense [E]	61.6%

Non-GAAP Research & Development Expense [C]	4.5%
Non-cash stock based compensation	0.2%
One-time and acquisition related items [1]	0.3%

GAAP Research & Development Expense [F]	5.0%

Litigation liability expense [G]	3.9%
Intangible asset impairment [H]	1.4%
Amortization of intangible assets [I]	1.8%

Non-GAAP Operating Margin % [A-B-C]	16.7%

GAAP Operating Margin % [D-E-F-G-H-I]	2.4%

[1] Acquisition related items include expenses associated with M&A related activity and as incurred

* Financial metrics associated with compensation calculations summarized in the Compensation Discussion and Analysis that this reconciliation accompanies were for 2014 (or prior), at which time the Company employed a definition of non-GAAP cost of goods sold, gross margin, operating expenses, operating margin and earnings per share financial measures that excluded the impact of non-cash stock-based compensation and certain intellectual property related litigation expenses. As reported in the Current Report on 8-K filed by the Company with the SEC on February 24, 2015, such non-GAAP definitions have been updated. Please refer to such filing for additional information on this change.

APPENDIX 1 (continued)

Reconciliation of Year To Date 2014 Results
(in thousands, except per share data)	Pre-Tax Adjustments	Net of Tax	Earnings Per Share
GAAP net loss		$(16,720)	$(0.36)
Impact of change from basic to diluted share count			0.02

GAAP net loss, adjusted to diluted share count		$(16,720)	$(0.34)
Non-cash stock-based compensation	$33,687	20,212	0.41
Certain intellectual property litigation expenses	6,498	3,899	0.08
Amortization of intangible assets	13,571	8,143	0.16
Intangible asset impairment charge	10,708	6,425	0.13
Leasehold related charges	10,676	6,406	0.13
One-time and acquisition related items	3,845	2,307	0.05
Non-cash interest expense on convertible notes	14,687	8,812	0.18
Litigation liability expense	30,000	18,000	0.36

Non-GAAP* earnings		$57,483	$1.16

GAAP weighted shares outstanding - basic and diluted			46,715

Non-GAAP weighted shares outstanding - diluted			49,676

* Financial metrics associated with compensation calculations summarized in the Compensation Discussion and Analysis that this reconciliation accompanies were for 2014 (or prior), at which time the Company employed a definition of non-GAAP cost of goods sold, gross margin, operating expenses, operating margin and earnings per share financial measures that excluded the impact of non-cash stock-based compensation and certain intellectual property related litigation expenses. As reported in the Current Report on 8-K filed by the Company with the SEC on February 24, 2015, such non-GAAP definitions have been updated. Please refer to such filing for additional information on this change.

ANNUAL MEETING OF NUVASIVE, INC.

Date: June 12, 2015

Time: 8:00 A.M. (Local Time)

Place: 7475 Lusk Boulevard, San Diego, CA 92121

Please make your marks like this: Use dark black pencil or pen only

The Board of Directors recommends you vote FOR the following Board nominees for election to the Company’s Board of Directors:

1: Election of Directors

Directors

Nominees: For Against Abstain Recommend

1a. Vickie L. Capps For

1b. Peter C. Farrell, Ph.D., AM For

1c. Lesley H. Howe For

The Board of Directors recommends you vote FOR the following proposals: For Against Abstain

2: Approval of a non-binding advisory resolution For regarding the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2014.

3: To ratify the appointment of Ernst & Young For LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

NOTES: The Board of Directors recommends that you vote FOR the above proposals. This proxy, when properly executed, will be voted in the manner directed above.

WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. This proxy may be revoked by the undersigned at any time prior to the time it is voted by any of the means described in the accompanying Proxy Statement. As of the time of preparation of this Proxy Statement, neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting of Stockholders and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here Please Date Above

Please Sign Here Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Annual Meeting of NuVasive, Inc. to be held on June 12, 2015 for Holders as of April 24, 2015

This proxy is being solicited on behalf of the Board of Directors

INTERNET VOTE BY: TELEPHONE

Call Go To

866-217-7017 www.proxypush.com/nuva

• Use any touch-tone telephone.

• Cast your vote online. OR

• Have your Proxy Card/Voting Instruction Form ready.

• View Meeting Documents.

• Follow the simple recorded instructions.

MAIL

OR • Mark, sign and date your Proxy Card/Voting Instruction Form.

• Detach your Proxy Card/Voting Instruction Form.

• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Quentin S. Blackford, Jason M. Hannon and Carol A. Cox, or any one of them, with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of NuVasive, Inc. (the “Company”), which is being held at the Company’s corporate headquarters located at 7475 Lusk Boulevard, San Diego, California 92121 on June 12, 2015 at 8:00 AM, local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion, upon such other matters as may come before the meeting.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

All votes must be received by 5:00 P.M., Eastern Time, June 11, 2015.

PROXY TABULATOR FOR

NUVASIVE, INC. P.O. BOX 8016 CARY, NC 27512-9903

EVENT #

CLIENT #

Please separate carefully at the perforation and return just this portion in the envelope provided.

Proxy — NuVasive, Inc.

Annual Meeting of Stockholders June 12, 2015, 8:00 a.m. (Local Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Quentin S. Blackford, Jason M. Hannon and Carol A. Cox, or any one of them, with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of NuVasive, Inc. (the “Company”), which is being held at the Company’s corporate headquarters located at 7475 Lusk Boulevard, San Diego, California 92121 on June 12, 2015 at 8:00 AM, local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion, upon such other matters as may come before the meeting.

The purpose of the Annual Meeting is to take action on the following:

1. Election of Directors Nominees:

1a. Vickie L. Capps 1b. Peter C. Farrell, Ph.D., AM

1c. Lesley H. Howe

2. Approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2014.

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The Board of Directors recommends that you vote FOR the above proposals. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. This proxy may be revoked by the undersigned at any time prior to the time it is voted by any of the means described in the accompanying Proxy Statement. As of the time of preparation of this Proxy Statement, neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting of Stockholders and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

To attend the meeting and vote your shares in person, please mark this box.

4/25/15 8:37 AM